                                                                    Exhibit 2.1










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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                      ASSOCIATES FIRST CAPITAL CORPORATION,

                                AFCC NEWCO, INC.

                                       and

                             ARCADIA FINANCIAL LTD.

                          Dated as of November 12, 1999


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



                                TABLE OF CONTENTS

                                                                                                               PAGE
                                    ARTICLE I

                                   The Merger
         1.1  The Merger..........................................................................................1
         1.2  Closing.............................................................................................2
         1.3  Effective Time......................................................................................2
         1.4  Effects of the Merger...............................................................................2
         1.5  Conversion of Company Common Stock..................................................................2
         1.6  Options and Restricted Stock........................................................................3
         1.7  Articles of Incorporation...........................................................................5
         1.8  Bylaws..............................................................................................5
         1.9  Directors and Officers of Surviving Corporation.....................................................5


                                   ARTICLE II

                               Exchange of Shares
         2.1  Establishment of Exchange Fund......................................................................5
         2.2  Exchange of Shares..................................................................................5


                                   ARTICLE III

                    Representations and Warranties of Company
         3.1  Corporate Organization..............................................................................7
         3.2  Capitalization.....................................................................................10
         3.3  Authority; No Violation............................................................................12
         3.4  Consents and Approvals.............................................................................13
         3.5  Regulatory Reports.................................................................................13
         3.6  Broker's Fees; Opinion of Company Financial Advisor................................................14
         3.7  Absence of Certain Changes or Events...............................................................14
         3.8  Legal Proceedings..................................................................................15
         3.9  Taxes and Tax Returns..............................................................................15
         3.10  Employees.........................................................................................17
         3.11  SEC Reports.......................................................................................20
         3.12  Financial Statements..............................................................................20
         3.13  Licenses; Compliance with Applicable Law..........................................................20
         3.14  Certain Contracts.................................................................................21
         3.15  Agreements with Regulatory Agencies...............................................................22
         3.16  Investment Securities.............................................................................23
         3.17  Interest Rate Risk Management Instruments.........................................................23
         3.18  Undisclosed Liabilities...........................................................................23
         3.19  Environmental Liability...........................................................................23
         3.20  Information Supplied..............................................................................24
         3.21  Insurance.........................................................................................24
         3.22  Year 2000 Compliance..............................................................................24
         3.23  Intellectual Property.............................................................................25
         3.24  Rights Agreement..................................................................................25
         3.25  State Anti-Takeover Statutes......................................................................25
         3.26  Properties........................................................................................25
         3.27  Receivables.......................................................................................26


                                   ARTICLE IV

                         Representations and Warranties
                                of Parent and Sub
         4.1  Corporate Organization.............................................................................27
         4.2  Authority; No Violation............................................................................28
         4.3  Consents and Approvals.............................................................................29
         4.4  Broker's Fees......................................................................................29
         4.5  Funds..............................................................................................29


                                    ARTICLE V

                    Covenants Relating to Conduct of Business
         5.1  Conduct of Company Businesses Prior to the Effective Time..........................................30
         5.2  Forbearances of Company............................................................................30
         5.3  Transition.........................................................................................35
         5.4  Notification of Tax Proceedings....................................................................35
         5.5  Transfer Taxes.....................................................................................36


                                   ARTICLE VI

                              Additional Agreements
         6.1  Company Shareholders Meeting; Preparation of Proxy Statement.......................................36
         6.2  Reasonable Best Efforts............................................................................37
         6.3  Access to Information..............................................................................38
         6.4  Employee Benefits..................................................................................39
         6.5  Indemnification; Directors' and Officers' Insurance................................................40
         6.6  Additional Agreements..............................................................................41
         6.7  Advice of Changes..................................................................................41
         6.8  No Solicitation....................................................................................42
         6.9  Publicity..........................................................................................44
         6.10  Stockholder Litigation............................................................................44
         6.11  Anti-Takeover Provisions..........................................................................44
         6.12  Stop Transfer.....................................................................................45
         6.13 [Intentionally Omitted]............................................................................45
         6.14  Agreed Upon Procedures............................................................................45
         6.15  [Intentionally Omitted]...........................................................................45
         6.16  Tax Schedules.....................................................................................45
         6.17  Listing...........................................................................................45
         6.18  Employee Retention................................................................................45


                                   ARTICLE VII

                              Conditions Precedent
         7.1  Conditions to Each Party's Obligation To Effect the Merger.........................................46
         7.2  Conditions to Company's Obligations to Effect the Merger...........................................46
         7.3  Conditions to Parent's and Sub's Obligations to Effect the Merger..................................47


                                  ARTICLE VIII

                            Termination and Amendment
         8.1  Termination........................................................................................48
         8.2  Effect of Termination..............................................................................50
         8.3  Amendment..........................................................................................51

         8.4  Extension; Waiver..................................................................................52


                                   ARTICLE IX

                               General Provisions
         9.1  Nonsurvival of Representations, Warranties and Agreements..........................................52
         9.2  Expenses...........................................................................................52
         9.3  Notices............................................................................................53
         9.4  Interpretation.....................................................................................54
         9.5  Counterparts; Facsimile............................................................................54
         9.6  Entire Agreement...................................................................................54
         9.7  Governing Law......................................................................................55
         9.8  Severability.......................................................................................55
         9.9  Assignment; Third Party Beneficiaries..............................................................55
         9.10  Enforcement.......................................................................................55
         9.11  Schedules.........................................................................................55

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of November 12, 1999 (this "AGREEMENT"), by and among ASSOCIATES FIRST CAPITAL CORPORATION, a Delaware corporation ("PARENT"), AFCC NEWCO, INC., a Minnesota corporation and a wholly-owned subsidiary of Parent ("SUB"), and ARCADIA FINANCIAL LTD., a Minnesota corporation ("COMPANY").

                  WHEREAS, the respective Boards of Directors of Parent, Sub and Company have determined that the merger of Sub with and into Company (the "MERGER"), with Company as the surviving corporation of the Merger (the "SURVIVING CORPORATION"), each upon the terms and subject to the conditions set forth in this Agreement, are advisable and fair to and in the best interests of their respective stockholders;

                  WHEREAS, as an inducement and condition to Parent and Sub entering into this Agreement, and concurrently with the execution of this Agreement, certain affiliates of Company are executing and delivering to Parent a Voting Agreement (the "SUPPORT AGREEMENT") dated as of the date hereof; and

                  WHEREAS, simultaneously with the execution of this Agreement, an affiliate of Parent and Company entered into a Continuous Asset Purchase Agreement (the "PURCHASE AGREEMENT") and a Master Servicing Agreement (together with the Purchase Agreement, the "RECEIVABLES AGREEMENTS");

                  WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions therefor.

                  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


                                   ARTICLE I

                                   THE MERGER


     1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Minnesota Business Corporation Act (the "MBCA"), at the Effective Time (as defined in Section 1.3), Sub shall merge with and into Company. Company shall be the Surviving Corporation in the Merger and shall continue its corporate existence under the laws of the State of Minnesota. Upon consummation of the Merger, the separate corporate existence of Sub shall terminate.

     1.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m., New York City time, on the second business day after satisfaction or waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date (as defined in this Section 1.2), but subject to satisfaction or waiver of such conditions on the Closing
Date) set forth in Article VII (the "CLOSING DATE"), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

     1.3 EFFECTIVE TIME. Upon the Closing, the parties shall file articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Minnesota and shall make all other filings or recordings required under the MBCA. The Merger shall become effective at such time as the Articles of Merger shall have been duly filed with the Secretary of State of the State of Minnesota, or at such later time as is agreed by Parent and Company and specified in the Articles of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME").

     1.4 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in Section 302A.641 of the MBCA.

     1.5 CONVERSION OF COMPANY COMMON STOCK. At the Effective
Time by virtue of the Merger and without any action on the part of Parent, Sub, Company or the holder of any of the following securities:

     (a) Each share of common stock, par value $0.01 per share, of Company (the "COMPANY COMMON STOCK"), together with the associated preferred stock purchase rights (the "COMPANY RIGHTS") under the Company Rights Agreement (as defined in
Section 3.24) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock canceled pursuant to Section 1.5(c) and Dissenting Shares (as defined in Section 1.5(d))) shall be converted into the right to receive (i) $4.90 in cash payable to the holder thereof, without interest thereon (the "CASH CONSIDERATION") and (ii) one residual value obligation (each, a "RVO") having the principal terms described in Exhibit A hereto (the "RVO CONSIDERATION", and, together with the Cash Consideration, the "MERGER CONSIDERATION").

     (b) All of the shares of Company Common Stock and Company Rights issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate (each a "COMMON CERTIFICATE") previously representing any such shares of Company Common Stock and Company Rights (other than shares canceled pursuant to Section 1.5(c) and Dissenting Shares) shall thereafter represent solely the right to receive the Merger Consideration into which the shares of Company Common Stock and Company Rights represented by such Common Certificate have been converted pursuant to this
Section 1.5.

     (c) At the Effective Time, all shares of Company Common Stock that are held by Company as treasury stock, if any, or by Parent or any of Parent's wholly-owned Subsidiaries (as defined in Section 3.1) shall automatically be canceled and shall cease to exist, and no cash, stock of Parent or other consideration shall be delivered in exchange therefor.

     (d) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time held by holders (if any) who have not voted in favor of this Agreement or consented thereto in writing and who have demanded dissenters' rights with respect thereto in accordance with Sections 302A.471 and 302A.473 of the MBCA and, as of the Effective Time, have not failed to perfect or have not effectively withdrawn or lost their dissenters' rights under Sections 302A.471 and 302A.473 of the MBCA ("DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration as described in Section 1.5(a), but holders of such shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Sections 302A.471 and 302A.473 of the MBCA (but only after the amount thereof shall be agreed upon or finally determined pursuant to the provisions of the MBCA), except that any Dissenting Shares held by a holder who shall have failed to perfect or shall have effectively withdrawn or lost its dissenter's rights under Sections 302A.471 and 302A.473 of the MBCA shall thereupon be deemed to have been converted into the right to receive the Merger Consideration and shall no longer be considered Dissenting Shares. Company shall give Parent (i) prompt notice of any written demands for dissenter's rights, attempted withdrawals of such demands and any other instruments served pursuant to the MBCA received by Company relating to dissenting shareholders' rights and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under the MBCA. Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for fair value for capital stock of Company, offer to settle or settle any such demands or approve any withdrawal of any such demands.

     (e) Each share of capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one identical share of the capital stock of the Surviving Corporation and shall constitute the only issued and outstanding capital stock of the Surviving Corporation following the Effective Time.

     1.6 OPTIONS AND RESTRICTED STOCK. (a) Immediately prior to the Effective Time, each employee, consultant and director stock option to purchase shares of Company Common Stock (each, a "COMPANY OPTION") which is then outstanding and unexercised, whether or not then exercisable, shall be (or, if not previously vested and exercisable, shall become) vested and exercisable (provided that any exercise of a Company Option as to which the per share exercise price exceeds the Cash Consideration shall be for cash) and such Company Options immediately thereafter shall be canceled by Company pursuant to this Section 1.6, and each holder of a canceled Company Option shall be entitled to receive at the Effective Time or as soon as practicable thereafter from Company in consideration for the cancellation of such Company Option (i) an amount in cash equal to the product of (A) the number of shares of Company Common Stock previously subject to such Company Option and (B) the excess, if any, of the Cash Consideration over the exercise price per share of Company Common Stock previously subject to such Company Option, less any applicable withholding taxes and (ii) one RVO for each share of Company Common Stock previously subject to such Company Option; provided, that a holder of a cancelled Company Option shall not be entitled to receive any RVO in respect of the cancellation thereof if the exercise price per share of Company Common Stock previously subject to such Company Option exceeds the Cash Consideration.

     (b) Immediately prior to the Effective Time, each share of restricted Company Common Stock held by an employee, consultant or director of the Company or its Subsidiaries ("Company Restricted Stock"), which is then outstanding and restricted, shall become vested and such Company Restricted Stock immediately thereafter shall be converted into the right to receive Merger Consideration.

     (c) Company shall (i) take all actions necessary and appropriate so that all stock or other equity based plans maintained with respect to Company Common Stock (the "COMPANY STOCK PLANS"), including, without limitation, the plans listed in Section 3.10(a) of the Company Disclosure Schedule, shall terminate as of the Effective Time and that any other Employee Plan (as hereinafter defined in Section 3.10) (including the Company's employee stock purchase plan) providing for the issuance, transfer or grant of any capital stock of Company or any interest in respect of any capital stock of Company shall be amended to provide that no further issuances, transfer or grants shall be permitted as of the Effective Time and (ii) provide that, following the Effective Time, no holder of a Company Option or Company Restricted Stock or any participant in any Company Stock Plan shall have any right thereunder to acquire or receive any capital stock of Company, Parent or the Surviving Corporation (except as otherwise set forth in Sections 1.5 or 1.6(a) or (b) above). Prior to the Effective Time, Company shall (x) obtain all necessary consents from, and provide (in a form reasonably acceptable to Parent) any required notices to, holders of Company Options and Company Restricted Stock and (y) amend the terms of the applicable Company Stock Option, Company Restricted Stock, Company Stock Plan and the Company's employee stock purchase plan, in each case, as is necessary to give effect to the provisions of this Section 1.6.

     1.7 ARTICLES OF INCORPORATION. Subject to the terms and conditions of this Agreement, at the Effective Time, the articles of incorporation of Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein and by the MBCA.

     1.8 BYLAWS. Subject to the terms and conditions of this Agreement, at the Effective Time, the bylaws of Company, as in effect immediately prior to the Effective Time, shall, subject to the provisions of
Section 6.5, be the bylaws of the Surviving Corporation until thereafter amended as provided therein and by the MBCA.

     1.9 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. At the
Effective Time, the directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation following the Merger, to hold office in accordance with the Surviving Corporation's bylaws and applicable law.

                                   ARTICLE II

                               EXCHANGE OF SHARES

     2.1 ESTABLISHMENT OF EXCHANGE FUND. Prior to the Effective
Time, Parent shall designate First Chicago Trust Company of New York or such other bank or trust company reasonably acceptable to Company, to act as exchange agent (the "EXCHANGE AGENT") for the payment of the Merger Consideration. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Common Certificates, for exchange in accordance with this Article II, cash and certificates representing the RVOs (such cash and certificates being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to
Section 2.2(a) in exchange for outstanding shares of Company Common Stock.

     2.2 EXCHANGE OF SHARES. (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record as of the Effective Time of one or more Common Certificates (other than with respect to shares of Company Common Stock canceled pursuant to Section 1.5(c)) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Common Certificates shall pass, only upon delivery of the Common Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Common Certificates in exchange for the Merger Consideration. Upon proper surrender of a Common Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, covering such Common Certificate, the holder of such Common Certificate shall be entitled to receive in exchange therefor a check representing the amount of the Cash Consideration and a certificate representing the RVO Consideration, and the Common Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the Merger Consideration payable to holders of Common Certificates.

     (b) If the payment of the Merger Consideration is to be made to a person other than the registered holder of the Common Certificate surrendered in exchange therefor, it shall be a condition to the payment thereof that the Common Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance, delivery or payment of such Merger Consideration to any person other than the registered holder of the Common Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (c) After the Effective Time, there shall be no transfers on the stock transfer books of Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Common Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the applicable Merger Consideration as provided in this Article II.

     (d) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Company for 6 months after the Effective Time shall be paid to

Parent. Any shareholders of Company who have not theretofore complied with this
Article II shall thereafter look only to Parent for payment of the Merger Consideration, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (e) In the event any Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Common Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Common Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Common Certificate the Merger Consideration.

     (f) All cash and RVOs paid upon the surrender of the Common Certificates in accordance with the terms of Articles I and II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of the Company Common Stock and Company Rights theretofore represented by such Common Certificates; SUBJECT, HOWEVER, to the Surviving Corporation's obligation, with respect to shares of Company Common Stock outstanding immediately prior to the Effective Time, to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

     (g) The Exchange Agent shall invest any funds in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent.

     (h) No distributions or other payments declared or made with respect to RVOs after the Effective Time shall be paid to the holder of any unsurrendered Common Certificate with respect to the RVOs that such holder would be entitled to receive upon surrender of such Common Certificate until such holder shall surrender such Common Certificate in accordance with Section 2.2(a). Subject to the effect of applicable laws, following surrender of any such Common Certificate, there shall be paid to such holder of RVOs issuable in exchange therefor, without interest, (i) the amount of distributions or other payments declared after the Effective Time theretofore paid with respect to such RVOs and
(ii) at the appropriate payment date, the amount of distributions or other payments declared but not paid or with a record date after the Effective Time but prior to such surrender with a payment date subsequent to such surrender payable with respect to such RVOs.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

      Company hereby represents and warrants to Parent and Sub as follows:


     3.1 CORPORATE ORGANIZATION. (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Company has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and in good standing in each jurisdiction (whether federal, state, local or foreign) in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary other than in such jurisdictions where the failure so to qualify would not have, individually or in the aggregate, a Material Adverse Effect on the Company. As used in this Agreement, (i) the term "MATERIAL ADVERSE EFFECT" means, with respect to Company, a material adverse effect on the business, assets (tangible or intangible), liabilities, operations, condition (financial or otherwise) or results of operations of Company and its Subsidiaries either individually or taken as a whole, or on the ability of Company to perform its obligations under and to consummate the transactions contemplated by this Agreement on a timely basis, excluding any material adverse effect that arises from or is attributable to (A) general economic conditions, (B) conditions (political, economic, regulatory, competitive or otherwise) that adversely affect the industry in which Company operates, (C) actions taken by lenders, rating agencies or others as a direct result of the announcement of the execution of this agreement (but not excluding the effect of such actions on the business, assets (tangible or intangible), liabilities, operations, condition
(financial or otherwise), results of operations or prospects of Company and its Subsidiaries either individually or taken as a whole, or on the ability of Company to perform its obligations under and to consummate the transactions contemplated by this Agreement on a timely basis) or (D) impairment of Company's ability to finance its operations, including as a result of a lowering of Company's credit ratings, a reduction or elimination of a warehouse line of credit or actions taken by lenders or guarantors (but not excluding the effect of any such impairment on the business, assets (tangible or intangible), liabilities, operations, condition (financial or otherwise), results of operations or prospects of Company and its Subsidiaries either individually or taken as a whole, or on the ability of Company to perform its obligations under and to consummate the transactions contemplated by this Agreement on a timely basis); and (ii) the term "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (x) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (y) a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or other body performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries and (iii) the term "KNOWLEDGE" means, when used with respect to Company, the actual knowledge, after due inquiry, of any executive officer listed on Section
3.1(a) of the Company Disclosure Schedule (as defined below). Section 3.1(a) of the Company disclosure schedule delivered to Parent concurrently herewith (the "COMPANY DISCLOSURE SCHEDULE") contains true and complete copies of the articles of incorporation and bylaws of Company, as in effect as of the date of this Agreement. Such organizational documents are in full force and effect and no other organizational documents are applicable to or binding upon Company. Company is not in violation of any of the provisions of its articles of incorporation or bylaws.

     (b) Part I of Section 3.1(b) of the Company Disclosure Schedule sets forth a complete and correct list of all of Company's Subsidiaries (each a "COMPANY SUBSIDIARY" and collectively the "COMPANY SUBSIDIARIES") and indicates, as to each such Subsidiary, the number and type of outstanding shares of capital stock or other equity securities of each such Subsidiary, any issued and outstanding options, warrants, stock appreciation rights, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such Subsidiary, and any contracts, commitments, understandings or arrangements by which such Subsidiary may become bound to issue additional shares of its capital stock or other equity securities, or options, warrants, scrip on rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities and the identity of the parties to any such agreements or arrangements. All of the outstanding shares of capital stock or other securities evidencing ownership of the Company Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof and such shares or other securities are owned by Company or its wholly-owned Subsidiaries free and, except as set forth on Section 3.1(b) of the Company Disclosure Schedule, clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest (a "LIEN") with respect thereto. Each Company Subsidiary (i) is a duly organized and validly existing corporation, partnership or limited liability company or other legal entity under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified other than in such jurisdictions where the failure so to qualify would not have, individually or in the aggregate, a Material Adverse Effect on the Company and (iii) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted. Except for (i) the ownership interests set forth in Part II of Section 3.1(b) of the Company Disclosure Schedule and (ii) the ownership interests in its Subsidiaries disclosed in Part I of Section 3.1(b) of the Company Disclosure Schedule, Company does not own, directly or indirectly, any capital stock or other ownership interest, and does not have any option or similar right to acquire any equity or other ownership interest. Part III of Section 3.1(b) of the Company Disclosure Schedule provides a complete and accurate description of all partnership, joint venture and similar investments held by Company or any Company Subsidiary, including, without limitation, all such investments in which any Company employee or affiliate serves as a director. Company has provided or made available to Parent a complete and accurate copy of all such partnership, joint venture or similar agreements to which Company or any Company Subsidiary is a party. Except as set forth on Section 3.1(b) of the Company Disclosure Schedule, neither Company nor any Company Subsidiary is subject to any obligation or requirement to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any entity.

    (c) Company has made available to Parent the minute books of Company, which accurately reflect in all material respects all corporate meetings and actions held or taken since January 1, 1996 by its shareholders and Board of Directors (including committees of the Board of Directors of Company).

     3.2 CAPITALIZATION. The authorized capital stock of Company consists of 55,000,000 shares of Company Common Stock, 90,000 shares of Class
A Preferred Stock, par value $0.01 per share ("CLASS A PREFERRED STOCK"), and 44,010,000 undesignated shares, par value $0.01 per share ("UNDESIGNATED STOCK"). As of September 30, 1999, (i) 39,443,693 shares of Company Common
Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in treasury, (iii) no shares of Class A Preferred were issued or outstanding, (iv) 90,000 shares of Class A Preferred Stock were reserved for issuance upon the exercise of the Company Rights and (v) 2,052,000 shares of Company Common Stock were reserved for issuance upon the exercise of warrants to purchase 2,052,000 shares of Company Common Stock ("Company Warrants").
All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The shares of Company Common Stock which are issuable upon exercise of Company Options or Company Warrants have been duly authorized and reserved for issuance and, if and when issued pursuant to the terms thereof, will be validly issued, fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the Effective Time, each Company Warrant shall become exercisable for the amount of cash and number of RVOs which the holder of such Company Warrant would have owned immediately after the Effective Time if such holder had exercised such Company Warrant immediately prior to the Effective Time. Part
I of Section 3.2 of the Company Disclosure Schedule sets forth, in each case as of September 30, 1999, (i) the number of shares of Company Common Stock that were reserved for issuance upon the exercise of authorized but unissued stock options pursuant to the Company Stock Plans, (ii) the number of shares of Company Common Stock issuable upon the exercise of outstanding Company Options pursuant to the Company Stock Plans and (iii) the number of shares of Company Common Stock that were reserved for issuance under Company's restricted stock election plans and Employee Stock Purchase Plan or otherwise. Part III of Section 3.2 of the Company Disclosure Schedule sets forth a list, as of September 30, 1999, of the holders of record of the Company Warrants the number of shares subject to each such Company Warrant, the expiration date of each such Company Warrant and the price at which each such Company Warrant may be exercised. Except as set forth above in this
Section 3.2 or in Part I or Part II of Section 3.2 of the Company Disclosure Schedule, no other shares of Company Common Stock, capital stock or other equity or voting securities of Company were outstanding or reserved for issuance. Part II of Section 3.2 of the Company Disclosure Schedule sets forth a list, as of September 30, 1999, of the holders of Company Options, the date of grant of each Company Option granted and outstanding, the number of shares subject to each such option, the expiration date of each such option, the vesting schedule of each such option and the price at which each such option may be exercised under the applicable Company Stock Plan or otherwise. Except as set forth in Part IV of Section 3.2 of the Company Disclosure Schedule, since September 30, 1999, Company has not (i) issued any shares of its capital stock or other equity or voting securities or any securities convertible into or exercisable or exchangeable for any shares of its capital stock or other equity or voting securities, other than shares of Company Common Stock issued upon the exercise or conversion of Company Options outstanding as of September 30, 1999 as described in the immediately preceding sentence or (ii) taken any action which would cause an antidilution adjustment under any outstanding options or warrants. There are no outstanding bonds, debentures, notes or other indebtedness or other securities (other than the Company Options and the Company Warrants) of Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which shareholders of Company may vote. Except as set forth above in this Section 3.2 and as set forth in Section 3.2 of the Company's Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Company or any of its Subsidiaries is a party or by which any of them is bound obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Company or of any of its Subsidiaries or obligating Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Company or any of its Subsidiaries. Except as set forth in Part VI of Section 3.2 of the Company's Disclosure Schedule, there are no agreements or arrangements pursuant to which Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or other agreements or arrangements with or among any securityholders of Company with respect to securities of Company. Except as set forth in Part VII of Section 3.2 of the Company Disclosure Schedule, there are no voting, sale, transfer or other similar agreements to which Company or any of its Subsidiaries is a party with respect to the capital stock of Company or its Subsidiaries or any other securities of Company or its Subsidiaries which are convertible or exchangeable into or exercisable for shares of the capital stock of Company or its Subsidiaries. None of the shares of Company Common Stock are held, directly or indirectly, by any of the Company Subsidiaries.

     3.3 AUTHORITY; NO VIOLATION. (a) Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Company, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of the holders of shares of Company Common Stock, (ii) duly approved and adopted a resolution containing this Agreement and approved the execution and delivery of this Agreement and the transactions contemplated hereby, including the Merger, and approved the execution and performance of the Support Agreement and the Receivables Agreements and (iii) resolved to recommend that the holders of shares of Company Common Stock vote to approve and adopt this Agreement (the "COMPANY BOARD RECOMMENDATION"). A committee of the Board of Directors of Company consisting of all of Company's disinterested (as such term is defined in Subdivision 1(d)(3) of Section 302A.673 of the MBCA) directors of Company, formed in accordance with Subdivision 1(d) of Section 302A.673 of the MBCA, duly approved the execution and performance of this Agreement, the Support Agreement and the Receivables Agreements and the transactions contemplated hereby and thereby. The Board of Directors of Company has directed that this Agreement be submitted to Company's shareholders for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon in connection with the Merger (the "COMPANY SHAREHOLDER APPROVAL"), no other corporate proceedings on the part of Company or the Board of Directors of the Company and no other votes or consents of any holders of Company securities are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company and (assuming due authorization, execution and delivery by Parent and Sub) constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

     (b) Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or the Receivables Agreements by Company nor the consummation by Company of the transactions contemplated hereby or thereby, nor compliance by Company with any of the terms or provisions hereof or thereof, will (i) violate any provision of the articles of incorporation or bylaws (or other constituent documents) of Company or any Company Subsidiary or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Company or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, permit, concession, franchise, license, lease, agreement, contract, pooling and servicing agreement or other Securitization Agreement (as defined in Section 3.14) or other instrument or obligation to which Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets are bound, except as to
(ii), for any such violations, conflicts, breaches, losses, terminations, cancellations, accelerations or Liens that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     3.4 CONSENTS AND APPROVALS. Except for (i) the filing of any required applications or notices with governmental agencies or authorities as set forth in Schedule 3.4 of the Company Disclosure Schedule and approval of such applications and notices (the "REGULATORY APPROVALS"),
(ii) the filing with
the SEC of the Form S-4 (as defined in Section 6.1(a)) containing the Proxy Statement/Prospectus (as defined in Section 6.1(a)), (iii) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota pursuant to the MBCA, (iv) the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (v) the Company Shareholder Approval, (vi) the filing with the SEC of such reports under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with the execution and delivery of this Agreement and the transactions contemplated hereby and (vii) such other consents, approvals, filings and registrations the failure to obtain which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental or regulatory authority or instrumentality (each a "GOVERNMENTAL ENTITY"), are necessary in connection with the execution and delivery by Company of this Agreement or the Receivables Agreements or the consummation by Company of the transactions contemplated hereby or thereby. Company has no reason to believe that any regulatory approvals or consents required to consummate the transactions contemplated by this Agreement (the "REQUISITE REGULATORY APPROVALS") will not be obtained on a timely basis.

     3.5 REGULATORY REPORTS. Company and each of its Subsidiaries have timely filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with (i) the Securities and Exchange Commission (the "SEC"), (ii) any domestic or foreign industry self-regulatory organization ("SRO") and (iii) any other federal, state or foreign governmental or regulatory agency or authority (collectively with the SEC and all SROs, "REGULATORY AGENCIES"), and have timely paid all taxes, fees and assessments due and payable in connection therewith, except as to (ii) and (iii), for such filings and payments that the failure to make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Company. Except as disclosed in Section 3.5 of the Company Disclosure Schedule and for normal examinations conducted by a Regulatory Agency in the regular course of the business of Company and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of Company, investigation into the business or operations of Company or any of its Subsidiaries since January 1, 1996. Except as set forth in Section 3.5 of the Company Disclosure Schedule, there is no material unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Company or any of its Subsidiaries.

     3.6 BROKER'S FEES; OPINION OF COMPANY FINANCIAL ADVISOR.
(a) No broker, finder or investment banker (other than J.P. Morgan & Co. (the "COMPANY FINANCIAL ADVISOR")) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement. Company has attached as Section 3.6 of the Company Disclosure Schedule a complete and correct copy of all agreements between Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

     (b) Company has received the oral opinion of the Company
Financial Advisor as of the date of this Agreement, to the effect that the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view, a signed copy of which opinion will be delivered to Parent.

     3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except as set forth on Section 3.7 of the Company Disclosure Schedule, since September 30, 1999, no event, change or circumstance has occurred which has had, or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on Company.

     (b) Except as set forth on Section 3.7 of the Company Disclosure Schedule, since September 30, 1999, Company and its Subsidiaries have, in all material respects, carried on their respective businesses only in the ordinary and usual course consistent with their past practices.

     (c) Except as disclosed in Section 3.7(c) of the Company Disclosure Schedule, since September 30, 1999, there has not occurred any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.2 without the prior consent of Parent.

     3.8 LEGAL PROCEEDINGS. Except as set forth in Section 3.8 of the Company Disclosure Schedule, there are no suits, actions, counterclaims, proceedings (whether judicial, arbitral, administrative or other) or governmental, or regulatory investigations pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. There is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Company or any of its Subsidiaries having, or which individually or in the aggregate would reasonably be expected to have, a Material Adverse Effect on Company.

     3.9 TAXES AND TAX RETURNS. Except as set forth in Section
3.9 of the Company Disclosure Schedule:

     (a) Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which Company or any of its Subsidiaries is or has been a member, has filed or will file all material Tax Returns (as defined below) required to be filed by it in the manner provided by law. If not yet filed, such Tax Returns will be filed within the time prescribed by law (including extensions of time permitted by the appropriate Taxing Authority, as defined below). All such Tax Returns are true, correct and complete in all material respects. Company and each of its Subsidiaries has paid or will pay on a timely basis all material Taxes (as defined below) whether or not shown thereon to be due other than Taxes which (i) are being contested in good faith, (ii) have not been finally determined and (iii) for which an adequate reserve has been provided in accordance with GAAP. None of Company or any of its Subsidiaries is aware of any investigation pending or threatened by any Taxing Authority for any jurisdiction where the Company and its Subsidiaries do not file Tax Returns with respect to a given Tax that may lead to an assertion by such Taxing Authority that Company or any Subsidiary is or may be subject to such Tax in such jurisdiction.

     (b) There are no examinations, audits, actions, proceedings, investigations or disputes pending, or claims asserted, for material Taxes upon Company or any of its Subsidiaries. No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Taxing Authority with respect to Company or any of its Subsidiaries that have an impact on any material Taxes for any taxable period ending after the Closing Date.

     (c) Proper and accurate amounts for all material Taxes have been withheld by Company and its Subsidiaries in connection with amounts paid or owing to any employee, officer, creditor, shareholder, independent contractor or other person in compliance with the Tax withholding provisions of applicable federal, state and local laws and have either been paid, remitted or deposited to or with the appropriate Taxing Authorities, or, if not yet due, set aside in accounts for such purposes and accrued on the books of Company or any Subsidiary as applicable.

     (d) There are no Tax liens upon any property or assets of Company or any of its Subsidiaries except liens for Taxes not yet due and payable.

     (e) None of Company and its Subsidiaries has filed a consent under section 341(f) of the Code (as defined below) concerning collapsible corporations. None of Company and its Subsidiaries (i) has received approval to make or agreed to a change in accounting method that would materially affect any taxable period of Company or any of its Subsidiaries ending after the Closing Date, or (ii) has any application pending with any Taxing Authority requesting permission for any change in accounting method. None of Company and its Subsidiaries has been required to include in income any adjustment pursuant to section 481 of the Code (or any similar provision of state, local or foreign tax law) by reason of a voluntary change in accounting method initiated by Company or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method.

     (f) Neither Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing consolidated federal income tax return (other than a group the common parent of which was Company), (ii) is a party to a Tax allocation or Tax sharing agreement (other than an agreement solely among members of a group the common parent of which is Company), or (iii) has any liability for the Taxes of any person (other than any of Company or its Subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     (g) For the 1998 Tax year, the Company and its Subsidiaries reported a net operating loss of $200, 162,111 on its U.S. federal income Tax Return. As of the date hereof, and subject to matters raised as of the date hereof in any audits disclosed in Section 3.9 of the Company Disclosure Schedule, the net operating losses of the Company and its subsidiaries for U.S. federal income tax purposes are not less than $180 million. Except as set forth in Section 3.9 of the Company Disclosure Schedule, prior to the Closing Date, there has not been, and there will not be, any change of ownership of Company or any of its Subsidiaries within the meaning of Section 382 of the Code and the Treasury Regulations thereunder or any limitation on the utilization of such net operating losses under Treasury Regulation 1.1502-21 or Temporary Treasury Regulation 1.1502-21T. To the extent such a change of ownership or such limitation on the utilization of such net operating losses has or will occur prior to the Closing Date,
Section 3.9 of the Company Disclosure Schedule accurately describes in reasonable detail the event(s) constituting such change in ownership and such limitation on the utilization of such net operating losses. As of September 30, 1999 the net deferred tax liability of

Company and the Subsidiaries (excluding any net operating loss carryforwards) was not greater than $200,000,000.

     For purposes of this Agreement, "CODE" shall mean the U.S.
Internal Revenue Code of 1986, as amended, or any successor law. For purposes of this Agreement, "TAX" or "TAXES" shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. For purposes of this Agreement, "TAXING AUTHORITY" shall mean, with respect to any Tax, the government entity or political subdivision thereof that imposes such Tax and the agency (if any) charged with the collection of such Tax for such entity or subdivision. For purposes of this Agreement, "TAX RETURN" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof. For purposes of this Agreement, "TREASURY REGULATIONS" shall mean the Treasury Regulations promulgated under the Code.

     3.10 EMPLOYEES. (a) Section 3.10(a) of the Company
Disclosure Schedule identifies each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA")) and each employment, severance or similar contract or arrangement (whether or not written) and each plan, policy, fund, program, contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock options, other stock related rights, other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits, or post-employment or retirement benefits (i) for or pursuant to which the Company, any of its Subsidiaries, or any entity which, together with Company or any of its Subsidiaries, would be treated as a single employer under Section 414 of the Code (each such entity, an "ERISA AFFILIATE") has any current or contingent liability and (ii) that covers any current or former employee, consultant, independent contractor or director of or with respect to Company or any of its Subsidiaries (each, an "EMPLOYEE PLAN"). Company has furnished or made available to Parent accurate and complete copies of the Employee Plans (or, to the extent no copy exists, an accurate description thereof) (and, if applicable, related trust agreements), all amendments thereto, all written interpretations thereof, as well as, with respect to each Employee Plan (if applicable), (i) the two most recent annual reports (Form 5500 and attached schedules), (ii) audited financial statements for the two most recent years, (iii) actuarial valuation reports for the two most recent years, (iv) nondiscrimination testing results for the two most recent years, (v) contracts with third party administrators, and (vi) any summary plan description and other written communications (or a description of any material oral communications) by Company or its Subsidiaries to their employees concerning the extent of the benefits provided under an Employee Plan.

     (b) None of Company, any of its Subsidiaries or any ERISA Affiliate has at any time (i) maintained or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code, (ii) been required to contribute to any multi-employer plan (as defined in Section 3(37) of ERISA), or (iii) incurred any current or projected liability or made promises or guarantees in respect of the payment or funding of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of Company or any of its Subsidiaries, except, in the case of this clause (iii), (x) as required to avoid an excise tax under Section 4980B of the Code, (y) except as required by any other applicable federal state or local law or (z) as set forth in Section 3.10(b) of the Company Disclosure Schedule.

     (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified; each trust created under any such Employee Plan has been determined by the Internal Revenue Service to be exempt from tax under
Section 501(a) of the Code and no event has occurred, either by reason of any action or failure to act, which could reasonably be expected to adversely affect the qualified status of any such Employee Plan or trust. Company has provided Parent with the most recent determination letter or application for determination letter from the Internal Revenue Service relating to each such Employee Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code and has been maintained in good standing with applicable regulatory authorities. No event has occurred and no condition exists that would subject the Company or its Subsidiaries, either directly or by reason of their affiliation with an ERISA Affiliate, to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations. No "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) has occurred with respect to any Employee Plan. The Company and its Subsidiaries have timely made all contributions and timely paid all premiums with respect to each Employee Plan as required by such Employee Plan, applicable law, collective bargaining agreement or any other binding obligation.

     (d) Except as set forth in Section 3.10(d) of the Company Disclosure Schedule, there has been no amendment to, written interpretation of or announcement (whether or not written) by Company or any of its Subsidiaries or ERISA Affiliates relating to, or any change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

     (e) Except as set forth in Section 3.10(e) of the Company Disclosure Schedule, there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of Company or any of its Subsidiaries that, individually or collectively, obligates Company to make a payment of any amount or provision of any benefit that would not be deductible pursuant to the terms of Section 162 or 280G of the Code.

     (f) No Employee Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States.

     (g) Section 3.10(g) of the Company Disclosure Schedule specifies, on a plan by plan basis, the unfunded liabilities, (for the purposes of GAAP) as of the date of this Agreement, of each of the Employee Plans providing deferred compensation.

     (h) Neither Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contracts or is the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice. There is no pending or, to the knowledge of Company, threatened labor dispute (other than an individual employee grievance), strike or work stoppage against Company or any of its Subsidiaries which would interfere with the respective business activities of Company or its Subsidiaries. There is no action, suit, complaint, charge, arbitration, inquiry, proceeding, grievance or investigation by or before any court, government agency, administrative agency or commission brought by or on behalf of any employee, prospective employee, former employee, retiree or other representative of Company's employees pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries other than any which would not, individually or in the aggregate, have a Material Adverse Effect on Company. Neither Company nor any of its Subsidiaries is a party to or otherwise bound by, any consent, decree, or citation by any government entity relating to employees or employment practices.

     (i) Company and its Subsidiaries are in compliance with their obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN ACT"). Except as set forth in Section 3.10(i) of the Company Disclosure Schedule, the Subsidiaries have not effectuated a "mass layoff" or "plant closing" (as defined under the WARN Act) affecting in whole or in part any site of employment, facility, operating unit or employees of either Company or any of its Subsidiaries.

     3.11 SEC REPORTS. Company has made available to Parent an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule, form and definitive proxy statement filed since January 1, 1996 by Company with the SEC pursuant to the Securities Act or the Exchange Act (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "COMPANY REPORTS") and (b) communication mailed by Company to its shareholders since January 1, 1996. As of their respective dates of filing or mailing, as the case may be, each Company Report and each such communication complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company Report or communication, and as of such dates no such Company Report or communication (including any and all financial statements included therein) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Section 3.11 of the Company Disclosure Schedule sets forth true and correct copies of all communications (excluding Company Reports) between Company, or any person on behalf of Company, on the one hand, and the SEC on the other hand, in each case since January 1, 1996.

     3.12 FINANCIAL STATEMENTS. Each of the consolidated financial statements (including the notes thereto) included in the Company Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP"), including, without limitation, SFAS No. 125 (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the
SEC), applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments). The books and records of Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Company has made available to Parent true and correct copies of, or excerpts from, the books and records of the Company from which the amount of finance income receivable, and the cash flows related thereto, as set forth in the Company Reports was calculated.

     3.13 LICENSES; COMPLIANCE WITH APPLICABLE LAW. (a) Except as set forth in Section 3.13 of the Company Disclosure Schedule, Company and its Subsidiaries hold, and are in compliance with, all permits, licenses, variances, exemptions, authorizations, orders and approvals ("PERMITS") of all Governmental Entities necessary for the operation of their respective businesses, except to the extent that the failure to so hold or comply with such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company, and there are no proceedings pending or, to the knowledge of Company, threatened or contemplated by any Governmental Entity seeking to terminate, revoke or materially limit any such permit, license, exemption, order or approval. To the extent Company or any of its Subsidiaries has not been in compliance with all Permits of all Governmental Entities necessary for the operation of its business, such failure to be in compliance, alone or together with all such other failures, could not reasonably be expected to have a Material Adverse Affect on Company.

     (b) Neither Company nor any of its Subsidiaries nor the conduct of any of their respective businesses is in conflict with, or in default or violation of, any statutes, laws, regulations, ordinances, Permits, rules, judgments, decrees or arbitration awards of any Governmental Entity applicable to Company or any of its Subsidiaries or by which its or any of their respective properties are bound or affected, except for such conflicts, defaults or violations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Company.

     3.14 CERTAIN CONTRACTS. Section 3.14 of the Company
Disclosure Schedule includes a list of each (i) contract, arrangement, commitment or understanding with respect to the employment of any directors, executive officers or key employees, or with any consultants (for purposes of this clause (i), other than consultants for computer and information systems) involving the payment of $100,000 or more per annum, (ii) contract, arrangement, commitment or understanding which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed as an exhibit to a Company Report, (iii) contract, arrangement, commitment or understanding which limits in any way the ability of Company or any of its Subsidiaries to compete in any line of business, in any geographic area or with any person, or which requires referrals of any business, (iv) contract, arrangement, commitment or understanding with or to a labor union or guild (including any collective bargaining agreement), (v) contract, arrangement, commitment or understanding (including, without limitation, any Company Employee Plan but excluding options, warrants and other securities identified in Section 3.2 or in Section 3.2 of the Company Disclosure Schedule) any of the benefits of which will be paid or increased, or the vesting of the benefits of which will be accelerated, by the delivery of this Agreement or the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vi) contract, arrangement, commitment or understanding which would prohibit or materially delay the consummation of any of the transactions contemplated by this Agreement, (vii) loan agreement, indenture, mortgage, pledge, conditional sale or title retention agreement, security agreement, guaranty, standby letter of credit (to which Company or any of its Subsidiaries is the responsible party), material equipment lease or lease purchase agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound, (viii) contract, arrangement, commitment or understanding to which Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or effected entered into in connection with the securitization by Company or any of its Subsidiaries of receivables (including, without limitation, (A) contracts, arrangements, commitments or understandings regarding credit support provided by Financial Security Assurance Inc. ("FSA") and any modification agreement, waiver or consent related thereto and (B) sale and servicing agreements) ("SECURITIZATION AGREEMENTS"), (ix) contract, agreement, arrangement or understanding between any affiliate of Company (other than any wholly-owned Subsidiary of Company), on the one hand, and Company or any Subsidiary of Company, on the other hand, and (x) any other contract, arrangement, commitment or understanding that is material to the business, assets, liabilities, financial condition or results of operations of Company and its Subsidiaries, taken as a whole (PROVIDED, that for purposes of this clause
(ix) any contract, arrangement, commitment or understanding involving payments or receipts by Company or any of its Subsidiaries in excess of $250,000 over the term thereof shall be deemed to be material). Company has previously made available to Parent complete and accurate copies of all Company Contracts (as defined below). Each contract, arrangement, commitment or understanding of the type described in this Section 3.14, whether or not set forth in Section 3.14 of the Company Disclosure Schedule, is referred to herein as a "COMPANY CONTRACT". None of Company or any of its Subsidiaries is in material breach of or default in the performance of its obligations under any Company Contract, and no material breach or default, alleged breach or default or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by Company or any of its Subsidiaries (or, to the knowledge of Company, any other party or obligor with respect thereto) has occurred, or as a result of its performance will occur. To the extent that Company or any of its Subsidiaries has been, since January 1, 1996, in material breach of or default in performance of its obligations under any Company Contract, such breach or default, together with all such other breaches or defaults, could not reasonably be expected to have a Material Adverse Effect on Company. To the knowledge of Company, each Company Contract is in full force and effect.

     3.15 AGREEMENTS WITH REGULATORY AGENCIES. Neither Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive issued by, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of, any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a "COMPANY REGULATORY AGREEMENT"), nor has Company or any of its Subsidiaries been advised since January 1, 1996 by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement.

     3.16 INVESTMENT SECURITIES. Each of Company and its
Subsidiaries has good and marketable title to all investment securities held by it, free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business to secure obligations of Company or any of its Subsidiaries. Such investment securities are valued on the books of Company in accordance with GAAP.

     3.17 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. Section
3.17 of the Company Disclosure Schedule sets forth the notional amount and fair value of each interest rate swap, cap, floor and option agreement and other interest rate risk management arrangement, and such instruments, whether entered into for the account of Company or one of its Subsidiaries, were entered into in the ordinary course of business and with counterparties reasonably believed by Company to be financially responsible at the time and are legal, valid and binding obligations of Company or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Company and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to Company's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     3.18 UNDISCLOSED LIABILITIES. Except for (i) those liabilities that are fully reflected or reserved for in the consolidated balance sheet of Company included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, as filed with the SEC, (ii) liabilities disclosed in Section 3.18 of the Company Disclosure Schedule and (iii) liabilities incurred (A) in the ordinary course of business consistent with past practice, and (B) outside the ordinary course not in excess, in the aggregate, of $50,000, at September 30, 1999, neither Company nor any of its Subsidiaries had, and since such date none of them has incurred, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in Company's financial statements in accordance with GAAP).

     3.19 ENVIRONMENTAL LIABILITY. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on Company or any of its Subsidiaries of any material liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance relating to the protection of the environment or human health including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("Environmental Laws"), pending or, to Company's knowledge, threatened against Company or any of its Subsidiaries. To the knowledge of Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation. Company is, and has been, in compliance with applicable Environmental Laws in all material respects. Wastes or other materials regulated under, or that could result in material liability under, Environmental Laws, including without limitation petroleum and petroleum products, asbestos, and polychlorinated biphenyls, have not been generated, transported, treated, stored, disposed of, arranged to be disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently or formerly owned, leased or otherwise used by the Company in violation of, or in a manner or to a location that could reasonably be expected to give rise to material liability to Company under or relating to, any Environmental Laws.

     3.20 INFORMATION SUPPLIED. None of the information supplied by Company for inclusion or incorporation by reference in the Form S-4, containing the Proxy Statement/Prospectus to be sent to the shareholders of Company in connection with the Company Shareholders Meeting (as defined in Section 6.1(a)), will, at the date it is first mailed to Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading except that no representation is made by Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub in writing for inclusion in such document. The Form S-4 and Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder. Company shall promptly inform Parent of the discovery of any information which should be set forth in a supplement to the Form S-4, containing the Proxy Statement/Prospectus.

     3.21 INSURANCE. Company and its Subsidiaries maintain insurance policies and performance bonds on their respective properties and assets, and with respect to their employees and operations, with reputable insurance carriers, and such insurance policies and bonds are identified in
Section 3.21 of the Company Disclosure Schedule. Company and its Subsidiaries are not in material default under any of their insurance policies and have paid all premiums owed thereunder, and no material claims for coverage thereunder have been denied.

     3.22 YEAR 2000 COMPLIANCE. Except as would not, individually or the aggregate, have a Material Adverse Effect on Company, all computer hardware, software, databases, systems and other computer equipment (collectively, "SOFTWARE") owned, held and/or used by Company or any Company Subsidiary can be used prior to, during and after the calendar year 2000, and will operate during each such time period, either on a stand-alone basis, or by interacting or interoperating with year 2000 compliant third-party Software without error relating to the processing, calculating, comparing, sequencing or other use of correctly inputted data.

     3.23 INTELLECTUAL PROPERTY. Company and its Subsidiaries own or have a valid license to use all trademarks, trade names, service marks, copyrights, patents, trade secrets and other intellectual property (collectively, "INTELLECTUAL PROPERTY") that are material to the conduct of their business. All applications, registrations and patents for such Intellectual Property owned, used or licensed by the Company are identified in Section 3.23 of the Company Disclosure Schedule. Except as set forth in
Section 3.23 of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries is bound by or subject to any license or other agreement with respect to any such Intellectual Property (including, without limitation, the rights to the name "Arcadia" and any variations thereof). Neither Company nor any of its Subsidiaries has received any notice or other communication alleging that its usage of such Intellectual Property violates the intellectual property rights of any other person.

     3.24 RIGHTS AGREEMENT. The Board of Directors of Company has approved an amendment to the Rights Agreement, dated as of November 1, 1996, as amended (the "COMPANY RIGHTS AGREEMENT"), between Company and Norwest Bank Minnesota, N.A., to the effect that neither Parent, Sub nor any of their affiliates shall become an "Acquiring Person", that no "Stock Acquisition Date", "Distribution Date", or "Triggering Event" (as such terms are defined in the Company Rights Agreement) will occur pursuant to the Company Rights Agreement by reason of, and the Rights Agreement shall not be applicable to, the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, and will cause the trustee under the Company Rights Agreement to execute such amendment as of the date hereof.

     3.25 STATE ANTI-TAKEOVER STATUTES. The restrictions contained in Sections 302A.671, 302A.673 and 302A.675 of the MBCA are inapplicable to this Agreement, the Support Agreement, the Receivables Agreements and the transactions contemplated hereby and thereby. No provision of Company's articles of incorporation, bylaws or other governing instruments of Company or any of its Subsidiaries would restrict or impair the ability of Parent to vote, or otherwise exercise the rights of a shareholder with respect to, shares of Company or any of its Subsidiaries.

     3.26 PROPERTIES. (a) (i) None of Company or its Subsidiaries owns any real property.

     (b) Pursuant to the leases and subleases (the "REAL PROPERTY LEASES") of Company and its Subsidiaries with respect to all material real property which is leased or subleased by Company or its Subsidiaries (the "LEASED REAL PROPERTY"), Company and its Subsidiaries hold good and valid leasehold title to the Leased Real Property, in each case in accordance with the provisions of the applicable Real Property Lease and free of all Liens, in each case except, individually or in the aggregate, as would not have a Material Adverse Effect on Company. Each of the Real Property Leases is enforceable against Company or its Subsidiary, as the case may be, and, to the knowledge of Company, against the other party thereto, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law) and except for such failures to be enforceable as would not, individually or in the aggregate, have a Material Adverse Effect on Company.

     3.27 RECEIVABLES. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Company, (a) Company or any trust to which Company has transferred title of any Receivables has good title and original documents evidencing the Receivables, free and clear of any Liens; no person, firm, corporation or association has any claim whatsoever to any such Receivables. For purposes of this Section 3.27, "RECEIVABLE" means any receivable owned by Company or any of its Subsidiaries or securitized pursuant to any securitization transaction entered into by, or for the benefit of, Company or any of its Subsidiaries.

     (b) There exists a file pertaining to each Receivable, and such file contains (i) a fully executed original of the Receivable, (ii) a certificate of insurance, application form for insurance signed by the obligor under such Receivable (the "OBLIGOR"), or a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the related financial vehicle, or copies thereof,
(iii) the original certificate of title, lien card or application therefor and
(iv) a credit application signed by the Obligor, or a copy thereof. The records of Company maintained in electronic format and provided to Parent relating to the Receivables of Company as of September 30, 1999 accurately reflect the information purported to be reflected therein.

     (c) Company is not a party to and there is no pending or, to Company's knowledge, threatened litigation, legal or administrative proceeding, or otherwise.

     (d) Each Receivable is genuine, valid and complete in all respects and is enforceable in accordance with its terms, except as its enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the rights of creditors.

     (e) As of the closing date of each securitization transaction entered into by, or for the benefit of, Company or any of its Subsidiaries, each motor vehicle that is security for a Receivable was covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (A) its maximum insurable value or (B) the principal amount due from the Obligor under the related Receivable, (ii) naming Company as loss payee and (iii) insuring against loss and damage due to fire, transportation, collision and other risks generally covered by comprehensive and collision coverage.
Each Receivable requires the Obligor to maintain physical loss and damage insurance naming Company and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No such motor vehicle was or had previously been insured under a policy of force-placed insurance on any such closing date.

     (f) The collateral for each of the Receivables that is secured is the collateral described in the applicable security agreement or other security document. Each security interest in titled personal property collateral constitutes a valid, enforceable and perfected purchase money first lien on the collateral described in the Receivable file.

     (g) Each Receivable was originated, has been serviced and currently complies in all material respects with all applicable state, federal and local laws and regulations, including but not limited to all consumer protection and insurance laws, the Truth-In-Lending Act, ECOA, RESPA and the FCRA.

     (h) Company has paid or caused to be paid any and all licenses, franchise, business privilege use, intangible stamp or other Taxes or fees due and owing, if any, arising from the acquisition, origination, collection or holding of each Receivable.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF PARENT AND SUB

     Parent and, with respect to Sections 4.1 and 4.2, Sub hereby represent and warrant to Company as follows:

     4.1 CORPORATE ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Each of Parent and Sub has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (individually or in the aggregate) would not reasonably be expected to have a material adverse effect on the ability of Parent or Sub to perform its obligations under and to consummate the transactions contemplated by this Agreement on a timely basis.

     4.2 AUTHORITY; NO VIOLATION. (a) Each of Parent and Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of Parent and Sub and by Parent in its capacity as sole shareholder of Sub. No other corporate proceedings on the part of Parent or Sub and no other votes or consents of any holders of Parent securities are necessary on the part of Parent or Sub to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and (assuming due authorization, execution and delivery by Company) constitutes the valid and binding obligations of Parent and Sub, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

     (b) Neither the execution and delivery of this Agreement by Parent or Sub nor the consummation by Parent or Sub of the transactions contemplated hereby, nor compliance by Parent or Sub with any of the terms or provisions hereof, nor the execution and delivery of the Receivables Agreements by the affiliate of Company party thereto, nor the consummation by such affiliate of the transactions contemplated thereby, nor compliance by such affiliate with any of the terms or provisions thereof, will (i) violate any provision of the certificate or articles of incorporation or bylaws of Parent or Sub, as applicable, or (ii) assuming that the consents and approvals referred to in Section 4.3 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its material Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its material Subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, permit, concession, franchise, license, lease, agreement, contract, or other instrument or obligation to which Parent or any of its material Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on the ability of Parent or Sub to perform its obligations under and to consummate the transactions contemplated by this Agreement on a timely basis.

     4.3 CONSENTS AND APPROVALS. Except for (i) the Regulatory
Approvals, (ii) the filing with the SEC of the Form S-4 containing the Proxy Statement/Prospectus, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota pursuant to the MBCA, (iv) the expiration of any applicable waiting period under the HSR Act, (v) the Company Shareholder Approval, (vi) the filing with the SEC of such reports under the Exchange Act as may be required in connection with the execution and delivery of this Agreement and the transactions contemplated hereby and
(vii) such other consents, approvals and registrations the failure to obtain which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent or Sub to perform its obligations under and to consummate the transactions contemplated by this Agreement on a timely basis, no consents or approvals of or filings or registrations with any Governmental Entity, or of or with any third party, are necessary in connection with the execution and delivery by Parent of this

Agreement or the consummation by Parent of the transactions contemplated by this Agreement or in connection with the execution and delivery by the affiliate of Parent party thereto of the Receivables Agreements or the consummation by such affiliate of the transactions contemplated thereby. Parent has no reason to believe that any Requisite Regulatory Approvals will not be obtained on a timely basis.

     4.4 BROKER'S FEES. Parent has not engaged any broker, finder or investment banker (other than Goldman, Sachs & Co., whose fee shall be paid by Parent) that would be entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

     4.5 FUNDS. Either Parent or Sub has, or will have prior to the consummation of the Merger, sufficient funds available to satisfy the obligation to pay the Cash Consideration in the Merger.

     4.6 INFORMATION SUPPLIED. None of the information supplied by Parent for inclusion or incorporation by reference in the Form S-4 containing the Proxy Statement/Prospectus to be sent to the shareholders of Company in connection with the Company Shareholders Meeting, will not, at the date it is first mailed to Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading except that no representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by Company for inclusion or incorporation by reference in such document. The Form S-4 and the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1 CONDUCT OF COMPANY BUSINESSES PRIOR TO THE EFFECTIVE
TIME. During the period from the date of this Agreement to the Effective Time, except as expressly required or permitted by this Agreement, Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice and in compliance in all respects with applicable laws, (b) use reasonable efforts to maintain and preserve intact its business organization, employees and business relationships and retain the services of its key officers and key employees and (c) take no action which would adversely affect or delay in any respect the ability of either Parent or Company to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

     5.2 FORBEARANCES OF COMPANY. During the period from the date of this Agreement to the Effective Time, except as set forth in Section
5.2 of the Company Disclosure Schedule and except as expressly required or permitted by this Agreement, Company shall not, and shall not permit any of its

Subsidiaries to, without the prior written consent of Parent (which consent, in the case of clause (h) below, shall not be unreasonably withheld):

     (a) (i) incur any indebtedness for borrowed money (other than (A) short-term indebtedness incurred (x) to refinance existing short-term indebtedness or (y) pursuant to lines of credit and credit facilities existing on the date of this agreement and (B) indebtedness of Company or any of its Subsidiaries owed to Company or any of its other wholly-owned Subsidiaries and (C) indebtedness in the aggregate not in excess of $20,000,000 incurred pursuant to that Indenture, dated as of July 1, 1994, as amended and restated by a First Amendment and Restatement, dated as of April 28, 1995, between Company and Norwest Bank Minnesota, N.A., as trustee, as amended, provided that any indebtedness incurred pursuant to this clause (C) shall be prepayable without premium on at least 30 but not more than 60 days' notice to the holders thereof), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan, advance or capital contribution (other than to Company or any of its wholly-owned Subsidiaries) or (ii) make or commit to make any capital expenditures in excess of $50,000 for any single or related group of capital expenditures, or $500,000 in the aggregate for all capital expenditures;

     (b) (i) adjust, split, combine or reclassify any of its capital stock;
(ii) make, declare, set aside or pay any dividend (except for dividends paid in the ordinary course of business by any wholly-owned Subsidiaries of Company to Company or to any other of its wholly-owned Subsidiaries) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) grant any individual, corporation or other entity any right to acquire any shares of its capital stock or any stock appreciation or similar rights except as permitted by Section 5.2(i); (iv) issue or authorize the issuance of, deliver, sell, transfer, pledge or otherwise encumber any additional shares of capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, other than the issuance of Company Common Stock pursuant to the exercise of stock options or warrants disclosed in Section 3.2 of the Company Disclosure Schedule as being outstanding on the date of this Agreement and granted pursuant to the Company Stock Plans; or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

     (c) (i) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets, including, without limitation, capital stock in any Company Subsidiary, to any individual, corporation or other entity other than a direct or indirect wholly-owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contractual requirements under contracts existing on the date of this Agreement and identified in Section 3.14 of the Company Disclosure Schedule; or (ii) securitize or otherwise dispose of any receivables owned by, or loans owed to, Company or any of its Subsidiaries, except for sales or other dispositions of receivables or any such loans to Parent or any of its Subsidiaries; provided, however, that Company may securitize receivables owned by, or loans owed to, Company or any of its Subsidiaries under the following conditions: (i) if Parent is in material default of its obligations under the Receivables Agreements, Company may securitize up to a maximum of $150 million a month in amount (as reflected on the books and records of the Company) of receivables owned by, or loans owed to, Company or any of its Subsidiaries and
(ii) for so long as Company is not in default under the Purchase Agreement in any material respect, Company may securitize or otherwise dispose of receivables owned by, or loans owed to, Company or any of its Subsidiaries in the amount of the principal amount of Retail Installment Sales Contracts (as defined in the Purchase Agreement) which Seller has available for sale, and which Buyer has the right to purchase, under the Purchase Agreement and which up to a maximum of $150 million a month in amount (as reflected on the books and records of the Company) of Buyer has elected not to purchase.

     (d) make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, limited partnership or other entity, other than an investment in a wholly-owned Subsidiary of Company;

     (e) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

     (f) acquire or agree to acquire voting or non-voting equity securities or similar ownership interests in any person (other than a Subsidiary);

     (g) commence, undertake or engage in any new line of business;

     (h) enter into any contract, arrangement, commitment or understanding of the types described in clause (iii), (v) or (vi) of Section 3.14; make any change in or terminate any of its existing contracts, arrangements, commitments or understandings disclosed pursuant to Section 3.14; or enter into any contract, agreement, arrangement or understanding involving payments or receipts by Company or any of its Subsidiaries in excess of $100,000 over the term thereof;

    (i) (i) increase or accelerate the compensation or benefits of any present or former director, officer, consultant, independent contractor or employee of Company or its Subsidiaries (except for increases in salary or wages in the ordinary course of business consistent with past practice for persons other than those subject to an employment agreement with Company); provided, however, that (A) Company may accelerate the vesting of previously granted restricted shares attributable to fiscal 1999 to Company officers and employees pursuant to Company's 1998-2000 Restricted Stock Election Plan as in effect on the date of this Agreement; (B) Company may commit to pay cash bonuses to the persons and in the amounts set forth in Part I of Section
5.2(i) of the Company Disclosure Schedule, provided, in the case of any such person, such person (x) is employed by Company on the 60th day following the Effective Time, (y) is, following the Effective Time and prior to such 60th day, terminated without cause (as defined below) or (z) following the Effective Time and prior to such 60th day terminates his or her employment for good reason (as defined below); (C) Company may pay the bonuses to the persons and in the amounts set forth in Part II of Section 5.2(i) of the Company Disclosure and (D) Company may pay bonuses to persons other than those identified in Part II of Section 5.2(i) of the Company Disclosure Schedule in an aggregate amount not to exceed $7 million pursuant to Company's bonus and incentive policies in effect on the date hereof, (ii) grant any severance or termination pay to any present or former director, officer, consultant, independent contractor or employee of Company or its Subsidiaries other than as provided under an Employee Plan in existence as of the date of this Agreement and identified in Section 3.10(a) or 3.14, as the case may be, of the Company Disclosure Schedule, (iii) loan or advance any money or other property to any present or former director, officer, consultant, independent contractor or employee of Company or its Subsidiaries (iv) establish, adopt, enter into, amend or terminate any Employee Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be an Employee Plan if it were in existence as of the date of this Agreement or (v) amend any term of a Company Option, except in accordance with Section 1.6 hereof. For purposes of Section 5.2(i)(A)(Y), a person may be terminated for "CAUSE" upon his or her (i) substantial failure to perform duties, which failure is not cured within 10 business days following written notice, (ii) commission of a (x) felony or (y) crime involving moral turpitude, (iii) malfeasance or misconduct which is injurious to the Surviving Corporation or (iv) breach of the material terms of his or her employment, including without limitation any non-compete, non-solicitation or confidentiality obligations; PROVIDED, HOWEVER, that if such person is subject to an employment agreement with the Company, and such agreement includes a definition of cause, such definition will supercede the foregoing definition. For purposes of Section 5.2(i)(A)(Z), a person may terminate employment for "GOOD REASON" upon (i) a failure of Parent to pay compensation or benefits when due to such person, (ii) a reduction of such person's base salary or a failure of Parent to provide employee benefits in accordance with Section 6.4 hereof, (iii) a relocation of such person's principal place of employment by more that 35 miles from his or her current principal place of employment or (iv) a substantial change in such person's duties, other than as a result of poor job performance; PROVIDED, HOWEVER, that it shall only be good reason if, in each case, Parent does not cure such good reason within 10 business days following the Parent's receipt of written notice from such person of the acts or omissions alleged to be good reason; PROVIDED, FURTHER, that if such person is subject to an employment agreement with the Company, and such agreement includes a definition of good reason, such definition will supercede the foregoing definition.

     (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of (i) current liabilities or obligations, in accordance with their terms, in the ordinary course of business consistent with past practice and (ii) liabilities disclosed pursuant to this agreement and the schedules hereto, to the extent required by their terms, or waive, release, grant, or transfer any rights of value or modify or change any existing license, lease, contract or other document in any manner that would be material to Company and its Subsidiaries;

     (k) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of litigation where the amount paid does not exceed $50,000 for any single litigation matter or related group of litigation matters (provided such settlement or compromise agreements do not involve any non-monetary obligations on the part of Company or any of its Subsidiaries);

     (l) (i) change any accounting principle used by it (including, without limitation, any assumptions used for purposes of computing finance income receivable), except for such changes as may be required to be implemented following the date of this Agreement pursuant to generally accepted accounting principles or rules and regulations of the SEC promulgated following the date hereof, as concurred in by Company's independent auditors; or (ii) materially change or amend Company's underwriting, servicing or collection policies, procedures or standards;

     (m) change any material Tax election, change any annual Tax accounting period, change any material method of Tax accounting, file any amended Tax Return, enter into any closing agreement relating to any material Tax, settle any material Tax claim or assessment, surrender any right to claim a material Tax refund or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment;

     (n) adopt or implement any amendment to its articles of incorporation or bylaws or other comparable organizational documents, or enter into any plan of consolidation, merger or reorganization with any person other than a wholly-owned Subsidiary of Company;

     (o) materially restructure or materially change its investment securities portfolio, its hedging strategy or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or materially alter the credit or risk concentrations associated with its businesses; or repurchase any receivables disposed of by Company or any of its Subsidiaries in connection with any Securitization Transaction;

     (p) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization;

     (q) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VIII not being satisfied or in a violation of any provision of this Agreement, except, in each case, as may be required by applicable law; or

     (r) agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 5.2.

     5.3 TRANSITION. In order to facilitate an orderly transition of the management of the business of Company and its Subsidiaries to Parent and in order to facilitate the integration of the operations of Company and Parent and their Subsidiaries and to permit the coordination of their related operations on a timely basis, and in an effort to accelerate to the earliest time possible following the Effective Time the realization of synergies, operating efficiencies and other benefits expected to be realized by Parent and Company as a result of the Merger, on and after the earlier of
(i) the 45th day after the date of this Agreement and (ii) the day, if any, on which

Parent waives its right to terminate this Agreement pursuant to Section 8.1(d)(vi) (the date of the earlier of such days, the "Access Date"), Company shall and shall cause its Subsidiaries to consult with Parent on all strategic and operational matters to the extent such consultation is not in violation of applicable laws, including laws regarding the exchange of information and other laws regarding competition. Without in any way limiting the provisions of
Section 6.3, Parent, its Subsidiaries, officers, employees, counsel, financial advisors and other representatives shall on and after the Access Date, upon reasonable notice to Company and subject to applicable laws relating to the exchange of information, be entitled to review the operations and visit the facilities of Company and its Subsidiaries at all times as may be deemed reasonably necessary by Parent in order to accomplish the foregoing arrangements (provided such access does not, in Company's reasonable opinion, unreasonably interfere with Company's business options). Notwithstanding the foregoing, nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct Company's operations prior to the Effective Time. Prior to the Effective Time, each of Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

     5.4 NOTIFICATION OF TAX PROCEEDINGS. From the date of this
Agreement to the Effective Time, to the extent Company or any Subsidiary becomes aware of the commencement or scheduling of any Tax audit, the assessment of any material Tax, the issuance of any notice of material Tax due or any bill for collection of any material Tax due or any material lien for Taxes, or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment, or collection of any material Tax on Company or any Subsidiary, Company shall provide prompt notice to Parent of such matter setting forth information (to the extent known) describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Tax Authority with respect of the matter.

     5.5 TRANSFER TAXES. All Transfer Taxes imposed on Company or Parent or any of their affiliates in connection with this Agreement shall be paid by Parent. For this purpose, "Transfer Taxes" means any Stock transfer taxes, real property transfer, transfer gains or similar taxes (including without limitation, any New York State Real Estate Transfer Tax) payable in connection with this Agreement.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS


     6.1 COMPANY SHAREHOLDERS MEETING; PREPARATION OF PROXY
STATEMENT. Company shall cause a meeting of its shareholders (the "COMPANY SHAREHOLDERS MEETING") to be duly called and held as soon as practicable after the date hereof for the purpose of approving the adoption of this Agreement. As promptly as practicable following the date hereof, Parent and Company shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement/Prospectus (such proxy statement/prospectus, and any amendments thereto, the "PROXY STATEMENT/PROSPECTUS") and Parent shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of the RVOs in the Merger (the "FORM S-4"). The Proxy Statement/Prospectus will be included in the Form S-4 as Parent's prospectus. The Form S-4 and the Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder. Each of Parent and Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after filing with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Parent and Company shall, as promptly as possible after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement/Prospectus to the other party and advise the other party of any oral comments with respect to the Proxy Statement/Prospectus received from the SEC. Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to Company's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each of Company and Parent will inform the other party, promptly after it receives notice thereof, of any request by the SEC for an amendment to the Form S-4 or the Proxy Statement/Prospectus, as the case may be, or requests for additional information. No amendment or supplement to the Form S-4 or the Proxy Statement/Prospectus shall be filed without the approval of both parties, which approvals shall not be unreasonably withheld or delayed. The Board of Directors of Company shall (i) include in the Proxy Statement/Prospectus (x) the Company Board Recommendation unless based on the advice of Company's outside counsel, the Board of Directors of Company determines in good faith that inclusion of such recommendation would constitute a breach by the Board of Directors of Company of its fiduciary duties under applicable law and (y) the opinion of the Company Financial Advisor referred to in Section 3.6(b) and (ii) use its reasonable best efforts to obtain the necessary vote in favor of the adoption of this Agreement by its shareholders. The Board of Directors of Company shall not withdraw, amend, modify or materially qualify in a manner adverse to Parent the Company Board Recommendation (or announce publicly its intention to do so) unless based on the advice of Company's outside counsel, the Board of Directors of Company determines in good faith that failure to do so would constitute a breach by Board of Directors of Company of its fiduciary duties under applicable law. Subject to its right to terminate this Agreement in accordance with the terms hereof, Company shall be required to satisfy all its obligations under this Agreement, including, without limitation, its obligations under this Section 6.1(a), whether or not the Board of Directors of Company shall have withdrawn, amended, modified or qualified in a manner adverse to Parent the Company Board Recommendation or announced publicly its intention to do so.

     6.2 REASONABLE BEST EFFORTS. (a) Each of Parent and Company shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or any of its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to identify and obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and any other third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply fully with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Without limiting the generality of the foregoing, within 20 days of the date of this Agreement, Company shall deliver to Parent a schedule setting forth in reasonable detail those third party consents, approvals and filings which are necessary to consummate the transactions contemplated by this Agreement. Parent and Company shall have the right to review in advance, and, to the extent practicable, each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Company or Parent, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any Governmental Entity or any other third party in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all Governmental Entities and other third parties necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, Parent and Company agree that if all of the conditions to Closing set forth in Article VII have been satisfied or waived other than the condition set forth in Section 7.3(c) and if, and to the extent that, it would result in the condition set forth in
Section 7.3(c) being satisfied, Parent and Company shall use reasonable efforts to effect the sale by Company or one or more of its Subsidiaries to Parent or one or more of its Subsidiaries of receivables owned by Company or its Subsidiaries at a purchase price of 100% of the amount of the receivables as reflected on the books and records of Parent or the applicable Subsidiary of Parent. In the event that the actions contemplated by the immediately preceding sentence would require more than reasonable efforts or would not result in the satisfaction of the condition set forth in Section 7.3(c), Parent and Company shall cooperate in good faith and use reasonable efforts to cause the condition set forth in Section 7.3(c) to be satisfied.


     (c) Parent and Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Form S-4 and the Proxy Statement/Prospectus or any other statement, filing, notice or application made by or on behalf of

Parent, Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     6.3 ACCESS TO INFORMATION. (a) On and after the Access
Date, upon reasonable notice and subject to applicable laws relating to the exchange of information, Company shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records (provided that such access does not, in the Company's reasonable opinion, unreasonably interfere with the Company's business operations and that such access is coordinated through Company's senior management) and, during such period, Company shall, and shall cause its Subsidiaries to, make available to Parent and such other parties (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or other federal or state laws (other than reports or documents which Company is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request, in all cases so that Parent may have full opportunity to make such reasonable investigations as it desires of the affairs and assets of Company. Neither Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of Company or any of its Subsidiaries or contravene any law, rule, regulation, order, judgment, decree, or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) Company shall use its reasonable efforts to make available to the officers, employees, accountants, counsel and other representatives of Parent, during normal business hours during the period prior to the Effective Time, representatives of Financial Security Assurance Inc. ("FSA") for the purpose of discussing the impact of the transactions contemplated hereby on the securitization transactions effected by Company and its Subsidiaries and such other matters as shall be reasonably raised by Parent, provided, that such access shall be coordinated through Company's senior management and that representatives of Company shall be permitted to attend all meetings and participate in all phone calls with representatives of FSA.

     (c) Parent shall, and shall cause its representatives to, hold all information furnished by or on behalf of Company or any of Company's Subsidiaries or representatives pursuant to Section 6.3(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated April 30, 1999 between Parent and Company (the "CONFIDENTIALITY AGREEMENT").

     (d) No investigation by Parent or its representatives shall affect the representations and warranties of Company set forth herein.

     6.4 EMPLOYEE BENEFITS. (a) For one year following the
Effective Time, employees of Company and its Subsidiaries who continue their employment with the Surviving Corporation, Parent or any of their respective Subsidiaries ("CONTINUED EMPLOYEES") will be provided employee benefits which, in the aggregate, are no less favorable than the benefits provided under Company's Employee Plans to the Continued Employees immediately prior to the Effective Time; PROVIDED, HOWEVER, that nothing contained herein shall constitute a commitment or obligation on the part of Parent, the Surviving Corporation or any of their respective subsidiaries to adopt or continue any individual benefit arrangement or term thereof and that nothing herein shall interfere with the Surviving Corporation's right to take any action or refrain from taking any action which Company or any of its Subsidiaries could take or refrain from taking prior to the Effective Time.

     (b) To the extent that Continuing Employees are eligible participate in employee benefit plans of Parent, such Continuing Employee shall be given credit for service with Company and its Subsidiaries, to the same extent as such service was credited for such purpose by Company under comparable Company Employee Plans, for purposes of eligibility and vesting. If Continuing Employees become eligible to participate in a medical, dental or health plan of Parent or its subsidiaries, Parent shall cause such plan to (i) waive any preexisting condition limitations for conditions covered under the comparable medical, health or dental plans which are Company Employee Plans and (ii) honor any deductible and out of pocket expenses incurred and paid by the Continuing Employees under the comparable medical, health or dental plans which are Company Employee Plans during the portion of the calendar year prior to such participation. Notwithstanding the foregoing, in no event shall any Continuing Employee be entitled to any credit for service, deductibles or out of pocket expenses to the extent that it would result in a duplication of benefits with respect to the same period of service, deductible or out of pocket expenses.

     6.5 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.
(a) The articles of incorporation and bylaws of the Surviving Corporation shall contain, to the extent permitted by law, the provisions with respect to indemnification set forth in the articles of incorporation and bylaws of Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the Effective Time were entitled to such indemnification under the articles of incorporation or bylaws of Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated hereby), unless such modification is required by law; PROVIDED, that the articles of incorporation and bylaws of the Surviving Corporation shall not be required to contain such provisions if Parent otherwise provides the same level of indemnification for such individuals as contained in the articles of incorporation and bylaws of the Surviving Corporation.

     (b) The Surviving Corporation shall indemnify, defend and hold harmless the present and former officers and directors of Company or any of Company's Subsidiaries in their capacities as such (each an "INDEMNIFIED Party") after the Effective Time against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time to the fullest extent that Company and its Subsidiaries would have been permitted under Minnesota law and their respective articles of incorporation or bylaws, to indemnify such Indemnified Parties.

     (c) Parent shall use its reasonable best efforts to cause the persons serving as officers and directors of Company immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; PROVIDED, HOWEVER, that in no event shall Parent be required to expend more than 200% of the current amount expended by Company (the "INSURANCE AMOUNT") to maintain or procure insurance coverage pursuant hereto and further PROVIDED, that if Parent is unable to maintain or obtain the insurance called for by this Section 6.5(c), Parent shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount.

     (d) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this section. From and after the Effective Time, Parent shall unconditionally guarantee the timely payment of any funds owing by, and the timely performance of all other obligations of, the Surviving Corporation under this Section 6.5.

     (e) The provisions of this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     6.6 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any other merger between a Subsidiary of Company and a Subsidiary of Parent) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

     6.7 ADVICE OF CHANGES. Parent and Company shall promptly advise the other party of any change or event that could reasonably be expected to have a Material Adverse Effect on it or to delay or impede the ability of Parent, Sub or Company, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to any party receiving such notice.

     6.8 NO SOLICITATION. (a) Neither Company nor any of its
Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives or advisors to, (a) solicit, initiate, encourage (including by way of furnishing information) or take any action knowingly to facilitate the submission of any inquiries, proposals or offers (whether or not in writing) from any person other than Parent that constitutes or may reasonably be expected to lead to, (i) any acquisition or purchase of any assets of Company or any of its Subsidiaries (including through the formation of a joint venture) or of any equity securities of Company or any of its Subsidiaries (except in the case of a transaction permitted by Section 5.2(c)(i)), (ii) any tender offer or exchange offer (including a self-tender offer) for any class of equity securities of Company or any of its material Subsidiaries, (iii) any merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving Company or any of its material Subsidiaries or (iv) any other transaction the consummation of which would or would reasonably be expected to impede, interfere with, prevent or materially delay the Merger
(any of the foregoing, a "TRANSACTION PROPOSAL"), or accept, agree to, approve or endorse any Transaction Proposal or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; PROVIDED, that Company may, in response and with respect to a bona fide unsolicited written proposal from a third party submitted after the date of this Agreement which constitutes a Superior
Proposal (as defined below), engage in the activities specified in clause
(b), if (i) based on the advice of Company's outside counsel, the Board of Directors of Company determines in good faith that failure to take such action in response to such a proposal would constitute a breach by the Board of Directors of Company of its fiduciary duties under applicable law, (ii) Company has received from such third party an executed confidentiality agreement with terms not materially less favorable to Company than those contained in the Confidentiality Agreement and (iii) Company has complied in all material respects with this Section 6.8. If Company receives a Transaction Proposal, or a request for nonpublic information relating to Company or any of its Subsidiaries or for access to the properties, books or records of Company or any of its Subsidiaries by any Person who is considering making or has made a Transaction Proposal, it shall immediately inform Parent orally and shall as promptly as practicable (and in any event within one day) inform Parent in writing of the terms and conditions of such proposal and the identity of the person making it, forwarding a copy of any written communications relating thereto. Company will keep Parent informed on as prompt a basis as is practicable of the status and details of any such Transaction Proposal or request and any related discussions or negotiations, including by forwarding copies of any material written communications relating thereto. Company will immediately cease and cause its Subsidiaries, and its and their officers, directors, agents, representatives and advisors, to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable efforts to cause any such parties in possession of confidential information about Company or its Subsidiaries that was furnished by or on behalf of Company or its Subsidiaries in connection with any of the foregoing to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it or its Subsidiaries is a party. Company shall ensure that the officers, directors and employees of Company and its Subsidiaries and any investment banker or other advisor or representative retained by such party are aware of and instructed to comply with the restrictions described in this Section 6.8. Nothing in this Section 6.8 shall prohibit Company or its Board of Directors from taking and disclosing to Company's shareholders a position with respect to a Transaction Proposal by a third party to the extent required under the Exchange Act, including Rules 14e-2 and 14d-9 thereunder, or from making such disclosure to Company's shareholders which, based on the advice of Company's outside counsel, the Board of Directors of Company determines in good faith, is required under applicable law; PROVIDED, that nothing in this sentence shall affect the obligations of Company and its Board of Directors under any other provision of this Agreement. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means a bona fide written Transaction Proposal for at least a majority of the outstanding fully-diluted shares of Company Common Stock or for all or substantially all of the consolidated assets of Company made by a Third Party after the date hereof for which all necessary financing is committed in full and which, if accepted, is reasonably likely to be consummated and taking into account all legal, financial and regulatory aspects of the proposal and the person making such proposal, including the relative expected consummation date, is financially superior to the holders of Company Common Stock as compared to the Merger.

     (b) Unless this Agreement shall have been terminated in accordance with
Section 8.1 Company shall not amend, modify or waive any provision of the Company Rights Agreement, and shall not take any action to redeem the Company Rights or render the Company Rights inapplicable to any transaction other than the transactions to be effected pursuant to this Agreement, which is reasonably likely to reduce the likelihood of or delay the consummation of the Merger, or result in any increase in the costs or decrease in the benefits to Parent of the Merger, or affect the capitalization of Parent or any of its affiliates after the Merger.

     6.9 PUBLICITY. Company, on the one hand, and Parent and Sub, on the other hand, will consult with each other before holding any press conferences, analyst calls or other meetings or discussions and before issuing any press releases or other public announcements or statements regarding the transactions contemplated hereby or by the Support Agreement or the Receivables Agreements. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, the Support Agreement or the Receivables Agreements, including the Merger, and shall not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof. In addition, Company shall, and shall cause its Subsidiaries to, (a) consult with Parent regarding communications with shareholders and employees relating to the transactions contemplated hereby,
(b) provide Parent with shareholder
lists of Company and (c) allow and facilitate Parent contact with shareholders of Company.

     6.10 STOCKHOLDER LITIGATION. The parties to this Agreement shall cooperate and consult with one another, to the fullest extent possible, in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement, the Support Agreement or the Receivables Agreements. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, Company agrees that it will not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement, the Support Agreement or the Receivables Agreements or the transactions contemplated hereby or thereby (including the Merger) without Parent's prior written consent, which shall not be unreasonably withheld.

     6.11 ANTI-TAKEOVER PROVISIONS. (a) Each party will take all steps necessary to exempt (or continue the exemption of) the Merger and the other transactions contemplated hereby and by the Support Agreement and the Receivables Agreements from, and challenge the validity of the MBCA (including Sections 302A.671, 302A.673 and 302A.675 thereof), as now or hereafter in effect.

     (b) The Board of Directors of Company shall take all further action (in addition to that referred to in Section 3.24), if any, necessary in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement.

     6.12 STOP TRANSFER. Company acknowledges and agrees to be bound by and comply with the provisions of Section 3(c) of the Support Agreement as if a party thereto with respect to transfers of record ownership of shares of Company Common Stock and agrees to notify the transfer agent for any such shares and provide such documentation and do such other things as may be necessary to effectuate the provisions of such agreement.

     6.13      [Intentionally Omitted]

     6.14 AGREED UPON PROCEDURES. Immediately after the date of this Agreement, Parent shall engage Ernst & Young LLP ("E&Y"), at Parent's expense, to conduct the procedures set forth in Exhibit B hereto and to render to Parent in writing (with a copy to Company) a report with respect thereto. Parent shall instruct E&Y to complete its report as promptly as practicable, but in any event within 40 days of the date of this Agreement.

     6.15       [Intentionally Omitted]

     6.16 TAX SCHEDULES. Prior to the Closing Date, Company shall use reasonable best efforts to cooperate with Parent and assist Parent in preparing schedules reasonably acceptable to Parent that accurately set forth as of the Effective Time (i) the tax basis of the assets held by Company and its Subsidiaries; (ii) the amount of each item of deferred tax liability and deferred tax assets included on Company's audited financial statements for fiscal 1998; and (iii) details of any accrual for contingent tax liabilities of Company and its Subsidiaries. Parent shall engage, at Parent's expense, Ernst & Young LLP or another accounting firm reasonably acceptable to Company to prepare the Schedules described in this Section 6.16.

     6.17 LISTING. Prior to the Effective Time, Parent shall file a listing application with a national securities exchange with respect to the RVOs issued or issuable in connection with the Merger and shall use all reasonable efforts to have such RVOs approved for quotation on such national securities exchange.

     6.18 EMPLOYEE RETENTION. Prior to the Effective Time, at
Parent's request Company shall establish a key employee retention program upon terms reasonably satisfactory to Parent and Company. Company shall establish a liability in accordance with GAAP on its books and records in connection with any such retention program.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) COMPANY SHAREHOLDER APPROVAL. The Company Shareholder Approval shall have been obtained in accordance with applicable law.

     (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, issued or enforced by any court of competent jurisdiction or Governmental Entity which prohibits, prevents, materially restricts or makes illegal the consummation of the Merger or the Receivables Agreements, which has not been vacated, dismissed or withdrawn prior to the Effective Time. Parent and Company shall use their reasonable best efforts to have any of the foregoing, vacated, dismissed or withdrawn by the Effective Time.

     (c) HSR ACT. The applicable waiting period under the HSR Act shall have expired or been terminated.

     (d) EFFECTIVENESS OF THE FORM S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC and not concluded or withdrawn.

     7.2 CONDITIONS TO COMPANY'S OBLIGATIONS TO EFFECT THE
MERGER. The obligations of Company to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

     (a) The representations of Parent and Sub contained in this Agreement, shall have been true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms) when made and shall be true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms) at and as of the Effective Time as though made on and as of such date (except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and Company shall have received a certificate of the Chief Executive Officer or the President and Chief Operating Officer of Parent to the foregoing effect.

     (b) Parent and Sub shall have performed and complied with in all material respects their obligations under this Agreement to be performed or complied with on or prior to the Effective Time, and Company shall have received a certificate of the Chief Executive Officer or the President and Chief Operating Officer of Parent to the foregoing effect.

     7.3 CONDITIONS TO PARENT'S AND SUB'S OBLIGATIONS TO EFFECT
THE MERGER. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

     (a) The representations of Company contained in this Agreement shall have been true and correct when made and shall be true and correct (in all material respects, in the case of representations and warranties not already qualified as to materiality by their terms) at and as of the Effective Time as though made on and as of such date (except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and Parent shall have received a certificate of the Chief Executive Officer, the Senior Executive Vice President and Chief Financial Officer or the Executive Vice President, Controller and Chief Accounting Officer of Company to the foregoing effect.

     (b) Company shall have performed and complied with in all material respects its obligations under this Agreement to be performed or complied with on or prior to the Effective Time, and Parent shall have received a certificate of the Chief Executive Officer, the Senior Executive Vice President and Chief Financial Officer or the Executive Vice President, Controller and Chief Accounting Officer of Company to the foregoing effect.

     (c) All Requisite Regulatory Approvals shall have been obtained and be in effect at the Effective Time.

     (d) Neither Parent, Sub nor any of their affiliates shall have become an "Acquiring Person", and no "Stock Acquisition Date", "Distribution Date", or "Triggering Event" (as such terms are defined in the Company Rights Agreement) shall have occurred pursuant to the Company Rights Agreement.

     (e) The number of Dissenting Shares as of the Effective Time shall be less than 10% of the number of shares of Company Common Stock outstanding at the Effective Time.

     (f) Any consent required of, or notice or other document required to be delivered to, FSA in connection with the transactions contemplated hereby or by the Receivables Agreements pursuant to the Securitization Agreements shall have been obtained or given and be in effect at the Effective Time.

     (g) All consents or approvals of or filings with any third party which are necessary to consummate the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, other than such consents, approvals or filings the failure of which to have been obtained or made could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Company or the Surviving Corporation.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Company of the matters presented in connection with the
Merger:

     (a) by mutual consent of Parent and Company;

     (b) by either Parent or the Board of Directors of Company if (i) any Governmental Entity of competent jurisdiction which must grant a Requisite Regulatory Approval the receipt of which is a condition to the Obligations of Parent and Sub pursuant to Section 7.3(c) has denied such approval and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable, PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to comply with
Section 6.2 or any other provision of this Agreement has been the cause of such action, (ii) the Company Shareholder Approval shall not have been received at the Company Shareholders Meeting duly called and held or (iii) the Effective Time shall not have occurred on or before 180 days after the execution by all parties of this Agreement (the "TERMINATION DATE"), PROVIDED, HOWEVER, that the right to terminate this Agreement under this
Section 8.1(b)(iii) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the primary cause of the failure of the Effective Time to occur on or before the Termination Date until ten business days after such failure has been cured.

     (c) by the Board of Directors of Company, if, prior to Effective Time,
(i) Parent or Sub shall have failed to perform in any material respect any of their obligations under this Agreement to be performed at or prior to such date of termination, which failure to perform is not cured or is incapable of being cured within 10 days after the receipt by Parent of written notice of such failure, (ii) any representation or warranty of Parent or Sub contained in this Agreement shall not be true and correct (except for changes permitted by this Agreement and those representations which address matters only as of a particular date shall remain true and correct as of such date), except, in any case, such failures to be true and correct which are not reasonably likely to materially adversely affect Parents's or Sub's ability to complete the Merger, PROVIDED, that such failure to be true and correct is not cured or is incapable of being cured within 10 days after the receipt by Parent of written notice of such failure or (iii) prior to the Company Shareholder Approval, upon five business days' prior irrevocable written notice to Parent, in order to accept an unsolicited Superior Proposal; PROVIDED, HOWEVER, that (A) such notice shall include a copy of any proposed or definitive documentation relating to such Superior Proposal (including all financing documentation), and shall otherwise specify all material terms, conditions and other information with respect thereto and (B) prior to any such termination, Company shall, if requested by Parent in connection with any revised proposal Parent might make, negotiate in good faith for such five business day period with Parent, and such third party proposal remains a Superior Proposal after taking into account any revised proposal during such five business day period; and PROVIDED, FURTHER, that it shall be a condition to termination pursuant to this Section 8.1(c)(iii) that Company shall have made the payment of the fee to Parent required by Section 8.2(c) and the payment in respect of Parent Expenses required by Section 8.2(b);

     (d) by Parent, if, prior to Effective Time, (i) Company shall have failed to perform in any material respect any of its obligations under this Agreement to be performed at or prior to such date of termination, which failure to perform is not cured or is incapable of being cured within 10 days after the receipt by Company of written notice of such failure, (ii) any representation or warranty of Company contained in this Agreement shall not be true and correct (except for changes permitted by this Agreement and those representations which address matters only as of a particular date shall remain true and correct as of such date), except, in any case, such failures to be true and correct which are not reasonably likely to materially adversely affect Company's ability to complete the Merger, PROVIDED, that such failure to be true and correct is not cured or is incapable of being cured within ten days after the receipt by Company of written notice of such failure, (iii) the Board of Directors of Company withdraws or materially modifies or changes its recommendation of this Agreement and/or transactions contemplated hereby (including the Merger) in a manner adverse to Parent or Sub or approves, accepts or recommends another Transaction Proposal or fails to reconfirm such recommendation if so requested by Parent, within 10 business days following such request; (iv) (A) if a Transaction Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to Company which contains a proposal as to price (without regard to the specificity of such price proposal) and (B) Company shall not have rejected such Acquisition Proposal within 10 business days after the date its existence first becomes publicly disclosed; (v) Parent, Sub or any of their affiliates shall have become an "Acquiring Person", or a "Stock Acquisition Date", "Distribution Date", or "Triggering Event" (as such terms are defined in the Company Rights Agreement) shall have occurred pursuant to the Company Rights Agreement; or (vi) the conclusions of E&Y set forth in its report rendered to Parent pursuant to Section 6.14 hereof shall not be reasonably consistent with information previously provided E&Y or Parent by Company; PROVIDED, HOWEVER, that any termination by Parent pursuant to Section 8.1(d) (vi) must occur within 45 days after the date of this Agreement.

     8.2 EFFECT OF TERMINATION. (a) In the event of termination of this Agreement by either Parent or Company as provided in Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, and none of Parent, Company, any of their respective affiliates or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.3(c), this Section 8.2 and Article IX shall survive any termination of this Agreement, (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent nor Company shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement and (iii) Company shall pay to Parent the Termination Fee (as defined below) and Parent Expenses (as defined below), if applicable, in accordance with this Section 8.2.

     (b) In addition to any other amounts which may be payable to Parent pursuant to any other paragraph of this Section 8.2, Company shall, following the termination of this Agreement pursuant to Section 8.1(c)(iii) or pursuant to Section 8.1(d)(iii), (iv) or (v) promptly, but in no event later than one business day following written notice thereof, together with reasonable supporting documentation, reimburse Parent, in an aggregate amount of up to $1 million, for all out-of-pocket expenses and fees (including reasonable fees payable to all counsel, accountants, financial advisors, financial printers, experts and consultants), whether incurred prior to, concurrently with or after the execution of this Agreement (up to the date of termination), in connection with the preparation, negotiation and execution of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated by this Agreement (collectively, the "PARENT EXPENSES").

     (c) In the event that this Agreement is terminated by Parent pursuant to clause (d)(iii), (d)(iv) or (d)(v) of Section 8.1 or by Company pursuant to Section 8.1(c)(iii), Company shall pay to Parent by wire transfer of immediately available funds to an account designated by Parent on the next business day following such termination an amount equal to $8 million (the "TERMINATION FEE").

     (d) If a Transaction Proposal relating to more than 15% of the outstanding fully diluted Company Common Stock or any other class of equity securities or more than 15% of the consolidated assets of Company is commenced, publicly disclosed, publicly proposed or otherwise communicated or made known to Company at any time on or after the date of this Agreement and prior to the termination hereof, and this Agreement is terminated pursuant to clause (b)(ii) or (b)(iii) (but, in the case of clause (b)(iii), only if the Company Shareholders Meeting has not been duly held) of Section 8.1; clause (d)(i) of
Section 8.1 based on a breach of Section 6.8 or a willful failure to perform any other obligation hereunder; or clause (d)(ii) of Section 8.1 based on a willful act or omission causing a representation or warranty not to be true, and within 12 months of the date of such termination, Company enters into a definitive agreement with respect to, or consummates, any Transaction

Proposal relating to more than 15% of the outstanding fully diluted Company Common Stock or any other class of equity securities or more than 15% of the consolidated assets of Company, then Company shall pay to Parent an amount equal to the Termination Fee, plus any amount paid by Parent pursuant to Section 8.2(d), concurrently with the earlier of the execution of such definitive agreement or the consummation of such Transaction Proposal.

     (e) In the event that this Agreement is terminated pursuant to clause (b)(i), (b)(ii), (b)(iii), (c)(i), (c)(ii), (d)(i), (d)(ii) or (d)(vi) of
Section 8.1 and Company paid a prepayment penalty resulting from a failure to deliver receivables to the prefunded Securitization Trust 1999-C originated by Company, Parent shall pay to Company the amount of such penalty paid by Company (but not in excess of $3,759,560), provided, that no amount shall be payable pursuant to this Section 8.2(e) in the event that Company is obligated to pay the Termination Fee.

     (f) If Company or Parent fails to pay any amounts due under this Section 8.2 within the time periods specified herein, such party shall pay to the other all costs and expenses (including legal fees and expenses) incurred by the other party in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the publicly announced prime or base lending rate of The Chase Manhattan Bank from the date such amounts were required to be paid until the date actually received by Parent.

     8.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Company; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the shareholders of Company, there may not be, without further approval of such shareholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the holders of Company Common Stock hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 EXTENSION; WAIVER. At any time prior to the Effective
Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or
(c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the shareholders of Company, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Company Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Support Agreement and the Receivables Agreements, which shall terminate in accordance with their respective terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     9.2 EXPENSES. Subject to Section 8.2(b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; PROVIDED, HOWEVER, that the costs and expenses of printing and mailing the Form S-4 and the Proxy Statement/Prospectus, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Company and Parent.

     9.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally to the recipient, (ii) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (iii) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (iv) seven business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices and other communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)        if to Parent, to:

                        Associates First Capital Corporation
                        250 Carpenter Freeway
                        Irving, TX  75062
                        Attention:  General Counsel
                        Fax:  (972) 652-5798
                  with a copy to:

                        Simpson Thacher & Bartlett
                        425 Lexington Avenue
                        New York, NY  10017
                        Attention:  David J. Sorkin, Esq.
                        Fax:  (212) 455-2502

                        and

     (b)        if to Company, to:

                        Arcadia Financial Ltd.
                        7825 Washington Avenue South
                        Minneapolis, MN  55439
                        Attention:  General Counsel
                        Fax:  (612) 996-0671

                  with copies to:

                        Willkie Farr & Gallagher
                        787 Seventh Avenue
                        New York, NY 10019
                        Attention: William J. Grant, Jr., Esq.
                        Fax: (212) 728-8111

                        and

                        Dorsey & Whitney LLP
                        220 South Sixth Street
                        20th Floor
                        Minneapolis, MN  55402-1498
                        Attention: William B. Payne, Esq.
                        Fax: (612) 340-2868

     9.4 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require Company, Parent or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

     9.5. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile signatures of the parties hereto.

     9.6 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Support Agreement, the Confidentiality Agreement and the Receivables Agreements (each of which is enforceable in accordance with the specific terms of the respective agreement).

     9.7 GOVERNING LAW. Except to the extent that the laws of the State of Minnesota are mandatorily applicable to the Merger, this Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable principles of conflicts of law.

     9.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.9 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.5, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     9.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court or New York State court sitting in the Borough of Manhattan, City of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.11 SCHEDULES. The disclosure of any item in a Disclosure
Schedule to this Agreement shall be deemed to be a disclosure for all purposes of this Agreement on any other Schedule on which it is specifically referenced or identified, but shall expressly not be deemed to constitute an admission by either party, or to otherwise imply or concede that any item is material or would (or would be reasonably likely to) have a Material Adverse Effect for purposes of this Agreement. ARTICLE I.1

     IN WITNESS WHEREOF, Parent, Sub and Company have caused this
Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                     ASSOCIATES FIRST CAPITAL CORPORATION


                                     By: /s/ ROY GUTHRIE
                                     Name: Roy Guthrie
                                     Title: Senior Executive Vice President
                                            and Chief Financial Officer

                                     AFCC NEWCO, INC.


                                     By: /s/ ROY GUTHRIE
                                     Name: Roy Guthrie
                                     Title: Senior Executive Vice President
                                            and Chief Financial Officer


                                     ARCADIA FINANCIAL LTD.


                                     By: /s/ RICHARD GREENAWALT
                                     Name: Richard Greenawalt
                                     Title: Chief Executive Officer

                                                                       Exhibit A



                       Terms of Residual Value Obligation

PAYMENT RIGHT:                               Each RVO shall represent the right
                                             to receive an amount in cash equal
                                             to a PRO RATA share of 50% of the
                                             Residual Cash Flow remaining after
                                             application of the Residual Cash
                                             Flow to the AFCC Amount, RVO
                                             Expenses and Litigation Expenses,
                                             calculated pursuant to, and subject
                                             to, the terms below.

PAYMENT DATES:                               Amounts allocated for payment on
                                             the RVOs as provided below under
                                             "Application of Residual Cash
                                             Flow", if any, will be paid on the
                                             second business day after the
                                             Distribution Dates in April, July,
                                             October and January to holders of
                                             record on the immediately preceding
                                             March 1, June 1, September 1 or
                                             December 1, respectively,
                                             commencing with the first payment
                                             date following the Effective Time
                                             (or, if the Effective Time is after
                                             the record date in respect of such
                                             first payment date, then on the
                                             next succeeding payment date).

APPLICATION OF RESIDUAL CASH FLOW:           On the business day after each
                                             Distribution Date occurring after
                                             the Effective Time (each such day,
                                             an "ALLOCATION DATE"), the Residual
                                             Cash Flow received on such
                                             Distribution Date (including as a
                                             result of the addition of
                                             Litigation Reserve Interest) shall
                                             be allocated as follows:

                                                      1. 100% to reduce RVO
                                             Expenses incurred after the third
                                             preceding Distribution Date and on
                                             or prior to the second preceding
                                             Distribution Date (provided, that,
                                             in the case of the first allocation
                                             date occurring after the Effective
                                             Time, the allocation shall be 100%
                                             to reduce RVO Expenses incurred on
                                             or after November 12, 1999 and on
                                             or prior to the second preceding
                                             Distribution Date), PLUS any RVO
                                             Expenses incurred on or prior to
                                             the third preceding Distribution
                                             Date which were not previously
                                             reduced by a prior allocation of
                                             Residual Cash Flow, until such
                                             amounts have been reduced to zero,
                                             then

                                                      2. 100% of the remaining
                                             Residual Cash Flow, if any, to
                                             reduce Litigation Expenses incurred
                                             after the third preceding
                                             Distribution Date and on or prior
                                             to the second preceding
                                             Distribution Date (provided, that,
                                             in the case of the first allocation
                                             date occurring after the Effective
                                             Time, the allocation shall be 100%
                                             to reduce Litigation Expenses
                                             incurred on or after November 12,
                                             1999 and on or prior to

                                                              Exhibit A - Page 2



                                             the second preceding Distribution
                                             Date), PLUS any Litigation Expenses
                                             incurred on or prior to the third
                                             preceding Distribution Date which
                                             were not previously reduced by a
                                             prior allocation of Residual Cash
                                             Flow, until such amounts have been
                                             reduced to zero, then

                                                      3. 100% of remaining
                                             Residual Cash Flow, if any, to
                                             reduce the AFCC Amount until the
                                             AFCC Amount has been reduced to
                                             zero, then

                                                      4. 50% of remaining
                                             Residual Cash Flow, if any, to make
                                             payments on the RVOs.

                                             In addition to, and after giving
                                             effect to, the allocation of
                                             Residual Cash Flow described above,
                                             on the second allocation date
                                             following the final disposition of
                                             all litigation giving rise to
                                             Damages and the final determination
                                             of all legal fees and expenses
                                             related thereto, an amount equal to
                                             the excess, if any, of (i) the
                                             aggregate amount of Residual Cash
                                             Flow allocated to reduce Litigation
                                             Expenses pursuant to clause 2 above
                                             (calculated after giving effect to
                                             the allocation of Residual Cash
                                             Flow described above on such
                                             allocation date) over (ii) the
                                             aggregate amount of Damages, shall
                                             be allocated as follows:

                                                      1. 100% to reduce the AFCC
                                             Amount (calculated after giving
                                             effect to the allocation of
                                             Residual Cash Flow described above
                                             on such allocation date) until the
                                             AFCC Amount has been reduced to
                                             zero, then

                                                      2. 50% of remaining
                                             Residual Cash Flow, if any, to make
                                             payments on the RVOs.

                                             Amounts allocated on an Allocation
                                             Date to make payments on the RVOs
                                             shall accrue interest from and
                                             including such Allocation Date
                                             through and including the day prior
                                             to the payment of such amounts at
                                             30-day LIBOR as in effect at the
                                             end of the day on such Allocation
                                             Date.

                                                              Exhibit A - Page 3


                                             Notwithstanding the foregoing,
                                             Parent shall not be required to
                                             make payments on the RVOs on any
                                             payment date if the amount of the
                                             payment that would otherwise be
                                             made on each RVO would be less than
                                             $0.05. Any amounts not paid in
                                             accordance with this paragraph
                                             shall (i) be carried over to the
                                             next payment date, (ii) continue to
                                             accrue interest as provided in the
                                             immediately preceding paragraph and
                                             (iii) subject to the immediately
                                             preceding sentence, be allocated
                                             100% to make payments on the RVOs.

RESIDUAL CASH FLOW:                          "RESIDUAL CASH FLOW" means the cash
                                             actually released from the "spread
                                             accounts" established in connection
                                             with the securitization
                                             transactions listed on Annex 1 to
                                             this Exhibit A on or after
                                             September 30, 1999 and the cash
                                             flow (net of losses, servicing
                                             expenses and funding costs pursuant
                                             to the terms of the related
                                             securitization transactions) from
                                             any receivables which were
                                             securitized as of September 30,
                                             1999 in connection with such
                                             securitization transactions but are
                                             no longer securitized for any
                                             reason; PROVIDED, that Residual
                                             Cash Flow shall be INCREASED on
                                             each Distribution Date after the
                                             Effective Time by the amount of
                                             Litigation Reserve Interest, if
                                             any, for the period ending on the
                                             day prior to such Distribution Date
                                             and beginning on the immediately
                                             preceding Distribution Date; and,
                                             PROVIDED, FURTHER, that Residual
                                             Cash Flow shall be decreased on
                                             each Distribution Date after
                                             September 30, 1999 by all cash
                                             actually released from the "spread
                                             accounts" established in connection
                                             with the securitization
                                             transactions listed on Annex 1 to
                                             this Exhibit A during the period
                                             ending on the day prior to such
                                             Distribution Date and beginning on
                                             the immediately preceding
                                             Distribution Date which cash is
                                             contractually required to be
                                             applied other than as provided
                                             above under "Application of
                                             Residual Cash Flow". In calculating
                                             Residual Cash Flow, GAP insurance
                                             will be included and repossession
                                             expenses (other than repossession
                                             expenses paid to an auction house)
                                             will be excluded.

                                             "LITIGATION RESERVE INTEREST", for
                                             any period, means interest accrued
                                             during such period on the excess,
                                             if any, of (i) the aggregate amount
                                             of Residual Cash Flow

                                                              Exhibit A - Page 4


                                             allocated to reduce Litigation
                                             Expenses over (ii) the aggregate
                                             amount of Damages (such excess
                                             being calculated as of the day
                                             after the allocation date during
                                             such period) at 30-day LIBOR as of
                                             the end of the first day of such
                                             period.


AFCC AMOUNT; AFCC AMOUNT                     "AFCC AMOUNT" means $512 million;
INTEREST :                                   PROVIDED, that such amount shall be
                                             (i) DECREASED on the Closing Date
                                             by the amount of the Residual Cash
                                             Flow generated on and after
                                             September 30, 1999 and prior to the
                                             Closing Date, (ii) INCREASED on
                                             each Distribution Date by the
                                             amount of AFCC Amount Interest for
                                             the period ending on the day prior
                                             to such Distribution Date and
                                             beginning on the immediately
                                             preceding Distribution Date and
                                             (iii) DECREASED (but without
                                             duplication of any decrease
                                             pursuant to clause (i) above) on
                                             each allocation date by the amount
                                             of Residual Cash Flow allocated to
                                             the reduction of the AFCC Amount on
                                             such date as provided above under
                                             "Application of Residual Cash
                                             Flow".

                                             "AFCC AMOUNT INTEREST", for any
                                             period, means interest accrued
                                             during such period at the rate of
                                             1.25% per month on the AFCC Amount
                                             as of the first day of such period
                                             (after giving effect to any
                                             increase in the AFCC Amount on such
                                             date). AFCC Amount Interest shall
                                             be calculated on a 30/360 day
                                             basis.

LISTING: Parent shall use reasonable efforts to arrange for the listing of the RVOs on a national securities exchange.

NUMBER OF RVOS TO BE ISSUED:                 In accordance with the Agreement to
                                             which this Exhibit A is attached.
                                             The RVOs shall be issued pursuant
                                             to a RVO agreement between Parent
                                             and a trustee (or person acting in
                                             a similar capacity) reasonably
                                             acceptable to Company.

MINIMUM PAYMENT:                             None.

                                                              Exhibit A - Page 5



DETERMINATIONS:                              Parent's determination of all
                                             amounts and other matters shall be
                                             final and conclusive in the absence
                                             of manifest error; PROVIDED, that
                                             Parent shall engage its independent
                                             auditors to review the calculations
                                             and determinations made by Parent
                                             to the same extent as Parent
                                             engages its independent auditors to
                                             perform a similar function with
                                             respect to securitization
                                             transactions effected by or for the
                                             benefit of Parent and its
                                             Subsidiaries.

                                             All interest amounts other than
                                             AFCC Amount Interest shall be
                                             calculated on the basis of the
                                             actual number of days elapsed and a
                                             360-day year.


SERVICING:                                   Parent shall, or shall
                                             cause its affiliates to, service or
                                             arrange for the servicing of the
                                             receivables giving rise to Residual
                                             Cash Flow in accordance with
                                             customary business practices and
                                             Parent's applicable policies and
                                             procedures and, if Parent or any of
                                             its Subsidiaries is then servicing,
                                             or arranging for the servicing of,
                                             indirectly originated automobile
                                             loans, consistent with such
                                             servicing.

CLEAN-UP CALL:                               Parent shall have an option to
                                             purchase for fair value (as
                                             determined in good faith by Parent)
                                             all outstanding RVOs at any time
                                             when the amount of the receivables
                                             remaining in the securitization
                                             trusts listed in Annex 1 to this
                                             Exhibit A is less than or equal to
                                             5% of the amount of the receivables
                                             remaining in the securitization
                                             Trusts listed in
                                             Annex 1 to this Exhibit A as of the
                                             Closing Date.
DEFINITIONS:

TERMS NOT DEFINED                            Capitalized terms used in this
                                             Exhibit A without definition shall
                                             have the definitions assigned
                                             thereto in the Agreement to which
                                             this Exhibit A is attached.

DISTRIBUTION DATE:                           Each "distribution date" in
                                             connection with the securitization
                                             transactions listed on Annex 1 to
                                             this

                                                              Exhibit A - Page 6



                                             Exhibit A.


RVO EXPENSES:                                "RVO EXPENSES" means the sum of (i)
                                             the out-of-pocket fees and expenses
                                             paid or incurred directly or
                                             indirectly by Parent relating to
                                             the issuance and administration of
                                             the RVOs (including, without
                                             limitation, fees and expenses of
                                             printing certificates representing
                                             the RVOs; fees and expenses of the
                                             transfer agent and
                                             registrar/trustee for the RVOs; and
                                             related legal expenses), but
                                             excluding accounting fees and
                                             expenses, audit fees, if any, and
                                             the fees and expenses relating to
                                             the listing of the RVOs on a
                                             national securities exchange and
                                             (ii) the reasonable actual or
                                             reasonably imputed cost to Parent
                                             of providing alternative credit
                                             support in connection with the
                                             early release of cash from the
                                             "spread accounts" established in
                                             connection with the securitization
                                             transactions listed on Annex 1 to
                                             this Exhibit A; PROVIDED, that the
                                             costs referenced in this clause
                                             (ii) shall be included as RVO
                                             Expenses as such costs are incurred
                                             (or deemed to be incurred if
                                             imputed) or, at Parent's election,
                                             in a lump sum calculated on a
                                             present value basis (discounted at
                                             the rate of 1.25% per month) at the
                                             time of the related release of
                                             cash.

LITIGATION EXPENSES; LITIGATION INTEREST:    "LITIGATION EXPENSES" means the sum
                                             of (i) $10,000,000 and (ii) the,
                                             amount of all damages, judgments,
                                             settlements, defense costs and
                                             other expenses paid or incurred by
                                             Company, Parent or any of their
                                             Affiliates after the date of the
                                             Agreement to which this Exhibit A
                                             is attached in connection with any
                                             litigation brought by or on behalf
                                             of shareholders of Company or by or
                                             in the right of Company, net of
                                             insurance proceeds, if any (the
                                             amount referred to in this clause
                                             (ii) being referred to herein as,
                                             "DAMAGES"); PROVIDED, that the
                                             aggregate amount of the Damages
                                             shall be deemed to be INCREASED on
                                             each Distribution Date by the
                                             amount of Litigation Interest for
                                             the period ending on the day prior
                                             to such Distribution Date and
                                             beginning on the immediately
                                             preceding Distribution Date.

                                             "LITIGATION INTEREST", for any
                                             period, means interest accrued
                                             during such period on the amount of
                                             Damages as

                                                              Exhibit A - Page 7


                                             of the first day of such period
                                             (after giving effect to any
                                             increase in Damages on such date)
                                             at 30-day LIBOR as of the end of
                                             the first day of such period.

                                                              Exhibit A - Page 8


Olympic Automobile Receivables Trust, 1994-B

Olympic Automobile Receivables Trust, 1995-A

Olympic Automobile Receivables Trust, 1995-B

Olympic Automobile Receivables Trust, 1995-C

Olympic Automobile Receivables Trust, 1995-D

Olympic Automobile Receivables Trust, 1995-E

Olympic Automobile Receivables Trust, 1996-A

Olympic Automobile Receivables Trust, 1996-B

Olympic Automobile Receivables Trust, 1996-C

Olympic Automobile Receivables Trust, 1996-D

Olympic Automobile Receivables Trust, 1997-A

Arcadia Automobile Receivables Trust, 1997-B

Arcadia Automobile Receivables Trust, 1997-C

Arcadia Automobile Receivables Trust, 1997-D

Arcadia Automobile Receivables Trust, 1998-A

Arcadia Automobile Receivables Trust, 1998-B

Arcadia Automobile Receivables Trust, 1998-C

Arcadia Automobile Receivables Trust, 1998-D

Arcadia Automobile Receivables Trust, 1998-E

Arcadia Automobile Receivables Trust, 1999-A

Arcadia Automobile Receivables Trust, 1999-B

Arcadia Automobile Receivables Trust, 1999-C

                                                                       EXHIBIT B



                             AGREED UPON PROCEDURES

         E&Y shall test sample selections of customer account information and determine such accounts are correctly reflected in Company's books and records (both serviced and owned accounts).

         E&Y shall perform a test of Company's system's ability to accurately age, recompute the interest amortization and the reduction of principal on customer accounts.